Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

AMONG

MSA WORLDWIDE, LLC,

GLOBE HOLDING COMPANY, LLC,

SELLERS,

SELLERS’ REPRESENTATIVE AND

PRINCIPALS

(continued)

	(q)	Powers of Attorney	36

	(r)	Litigation	36

	(s)	Employee Benefits	36

	(t)	Employees	39

	(u)	Environmental, Health, and Safety Matters	39

	(v)	Certain Business Relationships with Target and its Subsidiaries	41

	(w)	Product Liability	41

	(x)	Insurance	41

	(y)	Nondisclosure Agreements	42

	(z)	Banking Facilities	42

	(aa)	Disclosure	42

	(bb)	No Additional Representations	42

SECTION 5.	PRE-CLOSING COVENANTS		42

	(a)	Access	42

	(b)	Ordinary Course of Business	43

	(c)	Employee and Benefits Matters	43

	(d)	No Dividends, Distributions or Repurchases	43

	(e)	Contracts and Commitments	43

	(f)	Insurance	44

	(g)	Preservation of Organization	44

	(h)	No Default	44

	(i)	Actions	44

	(j)	Other Actions	44

	(k)	Compliance with Laws	44

	(l)	Notifications	44

	(m)	Governmental Approvals	45

	(n)	Consents of Third Parties	46

	(o)	Satisfaction of Conditions Precedent	46

	(p)	Exclusive Dealing	46

	(q)	Title Commitment	46

	(r)	Liquidation of Investments	47

SECTION 6.	POST-CLOSING COVENANTS		47

(continued)

	(a)	General	47

	(b)	Tax Matters	47

	(c)	Director and Officer Liability, Indemnification and Insurance	52

	(d)	Restrictive Covenants	52

	(e)	Confidentiality	53

	(f)	Release	54

	(g)	Physical Inventory	55

	(h)	Defense of Claims and Litigation	55

	(i)	Anti-Trust Policy	55

	(j)	Data Room	55

SECTION 7.	REMEDIES FOR BREACHES OF THIS AGREEMENT		55

	(a)	Survival of Representations and Warranties and Covenants	55

	(b)	Indemnification Provisions for Buyer’s Benefit	56

	(c)	Indemnification Provisions for Sellers’ Benefit	57

	(d)	Limitation on Indemnification	57

	(e)	Calculation of Losses	58

	(f)	Indemnification Procedures	58

	(g)	Escrow	60

	(h)	Tax Treatment of Indemnity Payments	60

	(i)	Tax Benefit	60

	(j)	Exclusive Remedy	60

SECTION 8.	TERMINATION		60

SECTION 9.	APPOINTMENT OF SELLERS’ REPRESENTATIVE		61

SECTION 10.	MISCELLANEOUS		62

	(a)	Press Releases and Public Announcements	62

	(b)	No Third-Party Beneficiaries	62

	(c)	Entire Agreement	62

	(d)	Succession and Assignment	62

	(e)	Counterparts	63

	(f)	Headings	63

	(g)	Notices	63

	(h)	Governing Law	64

(continued)

(i)	Consent to Jurisdiction	64

(j)	Amendments and Waivers	65

(k)	Severability	65

(l)	Expenses	65

(m)	Construction	65

(n)	Incorporation of Exhibits and Schedules	66

(o)	Disclosure Schedules	66

(p)	Specific Performance	66

Exhibits:

Exhibit A — List of Sellers/Target Membership Interests

Exhibit B — Working Capital Methodology

Exhibit C — Financial Statements

Exhibit D — Sellers’ Addresses

Exhibit E — Escrow Agreement

Exhibit F — Sellers’ Representative Agreement

Schedules:

Disclosure Schedule — Exceptions and Disclosures with Respect to Representations and Warranties

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of June 27, 2017, by and among MSA Worldwide, LLC, a Pennsylvania limited liability company (“Buyer”), Globe Holding Company, LLC, a New Hampshire limited liability company (“Target”), the members of Target listed on Exhibit A (collectively, “Sellers” and, each individually, a “Seller”), Donald D. Welch, II, as Sellers’ Representative (as defined herein) for the purposes described herein, and each of George E. Freese, III, Robert A. Freese, and Donald D. Welch, II (collectively, “Principals”) for the purposes described herein. Buyer, Sellers, Sellers’ Representative, Principals and Target are referred to collectively herein as the “Parties” and individually as a “Party”.

RECITALS

A. Sellers are the record and beneficial owners of all of the issued and outstanding membership interests of Target (the “Membership Interests”); and

B. Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the Membership Interests at the Closing, on the terms and subject to the conditions of this Agreement.

AGREEMENT

Now, therefore, in consideration of the premises and the mutual promises herein made, in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties intending to be legally bound agree as follows:

SECTION 1. DEFINITIONS.

In this Agreement, the following terms have the meanings specified or referred to in this Section 1 and, except as otherwise expressly provided in this Agreement or unless the context otherwise clearly and unambiguously requires, shall be equally applicable to both the singular and plural forms. Amounts stated in dollars refer to U.S. dollars.

“Action” has the meaning set forth in Section 4(r).

“Adjustment Escrow” means Five Hundred Thousand Dollars ($500,000), to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement pending final calculation of the Post-Closing Adjustment Amount and disbursed in accordance with the provisions of Section 2(f)(vi).

“Affiliate” means, with respect to any particular Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or any Person who is an immediate family member of any such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to either (i) vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” has the meaning set forth in the first paragraph of this agreement.

“AGUB” has the meaning set forth in Section 6(b)(x)(B).

“Allocation” has the meaning set forth in Section 6(b)(x)(B).

“Allocation Notice of Objection” has the meaning set forth in Section 6(b)(x)(B).

“Allocation Review Period” has the meaning set forth in Section 6(b)(x)(B).

“Alternative Transaction” has the meaning set forth in Section 5(p)(ii).

“Annual Financial Statements” has the meaning set forth in Section 4(h)(i).

“Arbitrating Accountant” has the meaning set forth in Section 2(f)(v).

“Base Purchase Price” means an amount equal to Two Hundred Fifteen Million Dollars ($215,000,000), subject to adjustment in accordance with Section 2(f)(ii).

“Business” means the business of designing, manufacturing, distributing, cleaning, repairing and servicing turnout gear, boots and related clothing, apparel and equipment for the fire protection and first responder industries.

“Buyer” has the meaning set forth in the first paragraph of this Agreement and includes any party to which Buyer has assigned this Agreement pursuant to Section 10(d).

“Buyer Indemnitees” has the meaning set forth in Section 7(b).

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, is or would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligations” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash” means, as of the applicable time for determination thereof, the sum of the actual value of all cash, cash equivalents and cash deposits (but excluding any amounts for uncashed checks).

“Closing” has the meaning set forth in Section 2(c).

“Closing Date” has the meaning set forth in Section 2(c).

“Closing Date Adjustment” has the meaning set forth in Section 2(f)(ii).

“Closing Date Cash” means the Cash of Target and the Subsidiaries as of the start of business on the Closing Date.

“Closing Date Indebtedness” means the Indebtedness of Target and the Subsidiaries as of the start of business on the Closing Date.

“Closing Date Working Capital” means the aggregate Working Capital of Target and the Subsidiaries as of the start of business on the Closing Date.

“Closing Date Transaction Expenses” means the Transaction Expenses of Target and the Subsidiaries as of 11:59 p.m. on the Closing Date.

“Closing Deliveries” has the meaning set forth in Section 2(e).

“Closing Statement” has the meaning set forth in Section 2(f)(iv).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Employee” has the meaning set forth in Section 4(s)(i).

“Company Plans” has the meaning set forth in Section 4(s)(i).

“Confidential Information” has the meaning set forth in Section 6(e)(ii).

“Consent” means any approval, consent, authorization, ratification, waiver or order of, notice to or registration or filing with, or any other action by, any Governmental Entity or other Person.

“Contracts” has the meaning set forth in Section 4(o).

“Current Assets” means the current assets of Target and the Subsidiaries, on a consolidated basis, determined in each case in accordance with GAAP.

“Current Liabilities” means the current liabilities of Target and the Subsidiaries, on a consolidated basis, determined in each case in accordance with GAAP.

“D&O Policy” has the meaning set forth in Section 6(c).

“Data Room” has the meaning set forth in Section 2(e)(i)(O).

“Disclosure Schedules” has the meaning set forth in Section 3(a).

“Effective Time” means 12:01 a.m. Eastern Standard Time on the date of the Closing.

“Employee Benefit Plans” has the meaning set forth in Section 4(s)(i).

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Environment” shall mean all and any of the following media: any air (including, without limitation, air within buildings and other natural or man-made structures, whether above or below ground), water (including, without limitation, any groundwater or surface water, and water in drains, pipes and sewers), land (including, without limitation, surface land, sub-surface strata, sediment, sea-bed and river bed and natural and man-made structures) and any organisms (including, without limitation, humans), micro-organisms, species, habitats, natural resources and their services, biodiversity and ecological systems, structures and functions supported by any of those media.

“Environmental, Health, and Safety Requirements” means all federal, state, local, and foreign Laws, Governmental Orders and other legally binding requirements concerning public health and safety, worker health and safety, pollution, or protection of the Environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, investigation, remediation, or removal of any Hazardous Materials as such requirements are enacted and in effect on or prior to the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 4(s)(i).

“Escrow Agent” has the meaning set forth in Section 2(b)(i)i).

“Escrow Agreement” means the Escrow Agreement dated as of the Closing Date, by and among the Escrow Agent, Buyer, and Sellers’ Representative, in the form of Exhibit E attached to this Agreement.

“Escrow Amount” means the sum of the Adjustment Escrow and the Indemnity Escrow.

“Escrow Fund” is the amount held by the Escrow Agent pursuant to the terms of the Escrow Agreement, which amount is originally equal to the Escrow Amount.

“Estimated Closing Date Cash” means a good faith estimate of the Closing Date Cash.

“Estimated Closing Date Indebtedness” means a good faith estimate of the Closing Date Indebtedness (to the extent not being paid off at Closing).

“Estimated Closing Date Working Capital” means a good faith estimate of the Closing Date Working Capital.

“Estimated Closing Date Transaction Expenses” means a good faith estimate of the Closing Date Transaction Expenses (to the extent not being paid off at the Closing).

“Estimated Closing Statement” has the meaning set forth in Section 2(f)(i) of this Agreement.

“Existing Debt” means Indebtedness of Target and the Subsidiaries being paid off at Closing by Buyer, on behalf of Target and the Subsidiaries, in accordance with the Payoff Letters.

“Financial Statements” means the Annual Financial Statements and the Interim Financial Statements, collectively.

“Firm” has the meaning set forth in Section 9(b).

“Flow of Funds Statement” has the meaning set forth in Section 2(f)(iii).

“Fundamental Representations” has the meaning set forth in Section 7(a)(i).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Entity” means any federal, state, local or foreign (a) government (or any department, agency, or political subdivision thereof), any multinational organization or authority, or any other authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or Taxing Authority or power, any court or tribunal, (or any department, bureau or division thereof), or any arbitrator or arbitral body, or (b) quasi-governmental, self-regulated, accrediting or similar organization, body or authority responsible for establishing any codes, standards, guidelines, practices or policies applicable to the Business, Target and its Subsidiaries, the industry in which they operate, or any product manufactured, created, distributed or sold by or on behalf of Target or a Subsidiary, including, without limitation, the National Fire Protection Association and Underwriter Laboratories.

“Governmental Order” means any ruling, award, verdict, decision, injunction, judgment, order, decree or subpoena entered, issued, made or rendered by any Governmental Entity.

“Hazardous Materials” means all wastes, pollutants, contaminants and hazardous, dangerous or toxic materials or substances, including petroleum, constituents of petroleum, and petroleum products, asbestos and asbestos- containing materials, mold, polychlorinated biphenyls, urea-formaldehyde insulation, radon, radioactive materials, and any other material or substance that could result in liability under any Environmental, Health, and Safety Requirements.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

“Income Tax” means any federal, state, local, or foreign Tax measured by or imposed on net income, including a Tax assessed on an entity by reference to its income, gains, gross receipts, or profits, and including any interest, penalty, or addition thereto, whether disputed or not.

“Income Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

“Indebtedness” means any of the following indebtedness of Target or any Subsidiary, whether or not contingent: (a) the principal of and accrued interest, including all fees and obligations thereunder (including any prepayment or termination penalties, premiums or fees arising or which will arise out of the prepayment thereof prior to its maturity and termination) of any (i) indebtedness for borrowed money; (ii) liabilities evidenced by bonds, debentures, notes, convertible notes, or other similar instruments or debt securities; (iii) liabilities under or in connection with drawn letters of credit or bankers’ acceptances or similar items; or (iv) liabilities of Target to a Subsidiary of Target; (b) liabilities to pay the deferred or installment purchase price of property, assets, services or securities, including “earn-out” payments (whether or not matured), other than trade payables and other accruals in the Ordinary Course of Business to the extent included in the Closing Date Working Capital as reflected in the Closing Statement; (c) Capital Lease Obligations; (d) obligations secured by a purchase money mortgage or other Lien; (e) liabilities with respect to unfunded pension obligations or similar post-employment plan obligations; and (f) all obligations of a type referred to in clauses (a) through (e) above which are directly or indirectly guaranteed by Target or a Subsidiary. Indebtedness shall specifically exclude (i) accrued expenses, (ii) accounts payable, (iii) deferred Income Taxes liability, and (iv) deferred revenue, but in each case only to the extent included in the Closing Date Working Capital as reflected in the Closing Statement.

“Indemnified Party” means with respect to any claim for indemnification pursuant to Section 7, each Buyer Indemnitee or Seller Indemnitee asserting such claim (or on whose behalf such claim is asserted) under Section 7(b) or Section 7(c), as the case may be.

“Indemnifying Party” means, with respect to any claim for indemnification pursuant to Section 7, the party or parties against whom such claim may be or has been asserted.

“Indemnity Escrow” means five percent (5%) of the Base Purchase Price, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement to secure claims by Buyer Indemnitees under Section 7(b).

“Indemnity Notice” has the meaning set forth in Section 7(f)(ii).

“Intangible Assets” means all of the intangible assets owned, licensed or used by Target or a Subsidiary in connection with the Business or the operations of Target or a Subsidiary, including all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to applicable Law, whether registered or unregistered, including any and all: software (including firmware, data files, source code, object code, application programming interfaces, architecture, files, records, schematics, databases and other related specifications and documents), software licenses, trade secrets, know-how, operating methods and procedures, proprietary information, discoveries, databases, data collections, inventions, technology, drawings, specifications, compositions, methods, processes, technical knowledge, formulae, advertising formats, logos, designs, trademarks, trade designations, service marks, trade names, domain names, websites and related content, social media accounts and the content found thereon and related thereto, patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), copyrights and works of authorship, applications, registrations, extensions, renewals and continuations for any of the foregoing, goodwill, advertising and promotional rights, franchise rights, customer and supplier lists, telephone number(s), and related rights.

“Interim Financial Statements” has the meaning set forth in Section 4(h)(i).

“IP Registrations” means all Intangible Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Entity or authorized private registrar in any jurisdiction, including registered trademarks, domain names and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“IRS” means the Internal Revenue Service.

“Knowledge of Target” means with respect to a particular fact or other matter, the actual knowledge of George E. Freese, III, Robert A. Freese or Donald D. Welch, II of such fact or matter, after reasonable inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Entity.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property that is used in the Business.

“Leases” has the meaning set forth in Section 4(m)(ii).

“Lien” means any mortgage, pledge, lien, encumbrance, charge, claim, option, restriction on transfer, right of first refusal or other security interest, other than (a) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and for which adequate reserves have been included on the Financial Statements in accordance with GAAP, (b) liens securing rental payments under the Capital Leases set forth on Schedule 1.1, (c) purchase money liens securing trade accounts payable for raw materials used in the Ordinary Course of Business (e.g. reflective fabric), (d) easements, rights of way, zoning ordinances and other similar encumbrances affecting the Owned Real Property or the Leased Real Property that do not, individually or in the aggregate, materially interfere with the present use of such Owned Real Property or Leased Real Property, and (e) restrictions on the ownership or transfer of securities arising under applicable Law.

“Losses” or “Loss” means all losses, claims, suits, debts, obligations, damages, awards, fines, penalties, expenses, fees and costs (including reasonable attorneys’ fees), but excluding diminution of value, incidental or consequential damages, other than (a) to the extent claimed, obligated, paid or awarded in connection with a Third-Party Claim, or (b) in the case of incidental or consequential damages, to the extent such damages are the direct and reasonably foreseeable consequence of the relevant breach and are not occasioned by special circumstances relating to the party suffering such damage or loss.

“Material Adverse Effect” means any effect, occurrence, result, change, fact, event, circumstance, condition or omission that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (a) the assets, liabilities, capitalization, financial condition or results of operations of Target and the Subsidiaries, (b) Target or Sellers’ ability to consummate the Transaction, or (c) Buyer’s ability to operate the Business in the manner it was operated before the Closing; provided, however, that any change or effect caused by or resulting from the following shall not be taken into account in determining the existence of a “Material Adverse Effect”: (i) changes in general local, domestic, foreign or international economic conditions, (ii) changes affecting generally the industries or markets in which Target and the Subsidiaries operate, (iii) acts of war, sabotage or terrorism, military actions or the escalation thereof, (iv) any changes in Laws or accounting rules or principles, including changes in GAAP, or (v) any change resulting from an action required by this Agreement; provided further, however, that any changes or effects referred to in clauses (ii) or (iv) immediately above shall be taken into account in determining the existence of a Material Adverse Effect if such change or event has a disproportionate impact on Target and the Subsidiaries compared to other participants in the industries in which Target and the Subsidiaries operate.

“Material Contracts” has the meaning set forth in Section 4(o).

“Membership Interests” has the meaning set forth in the first recital of this Agreement and as more particularly set forth on Exhibit A.

“Net Purchase Price” means an amount equal to (a) the Purchase Price, less (b) Existing Debt, less (c) the Escrow Amount less (d) the Transaction Expenses to be paid by Buyer at the Closing on behalf of Target, the Subsidiaries and/or Sellers.

“Ordinary Course of Business” means the ordinary course of Target’s and the Subsidiaries’ Business consistent with their customary and past practices prior to the Effective Time.

“Other Plans” has the meaning set forth in Section 4(s)(i).

“Other Real Property Agreements”shall have the meaning set forth in Section 4(m)(ii).

“Other Real Property Interests” shall mean all easements, rights of access, appurtenances and other interests in real property that are held for use or used in connection with the Business and in which Target or a Subsidiary has, or acquired prior to Closing in compliance with this Agreement, any right, title or interest (excluding interests in Leased Real Property).

“Owned Real Property” shall mean any real property or interests in real property in which ownership is held by or held for use by Target or a Subsidiary.

“Party” and “Parties” has the meaning set forth in the first paragraph of this Agreement.

“Payoff Letters” means payoff and release letters, in form and content reasonably acceptable to Buyer, terminating Indebtedness of Target and the Subsidiaries.

“Permits” means licenses, certificates, permits, franchises, approvals, registrations, filings, rights and other authorizations obtained, or required to be obtained, from a Governmental Entity.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or Governmental Entity.

“Post-Closing Adjustment Amount” has the meaning set forth in Section 2(f)(vi).

“Pre-Closing Straddle Period” has the meaning set forth in Section 6(b)(iv).

“Pre-Closing Tax Period” has the meaning set forth in Section 6(b)(i).

“Principals” has the meaning set forth in the first paragraph of this Agreement.

“Pro-Rata Share” means, with respect to the share of any Seller in any particular amount, that percentage set forth as such for such Seller in Exhibit A.

“Purchase Price” means an amount equal to the Base Purchase Price as finally adjusted after the Closing as expressly set forth in this Agreement.

“Real Property Agreements” shall have the meaning set forth in Section 4(m)(ii).

“Released Claims” has the meaning set forth in Section 6(f).

“Released Parties” has the meaning set forth in Section 6(f).

“Releasors” has the meaning set forth in Section 6(f).

“Representatives” means, with respect to any Person, any and all directors, officers, holders or equity interests, members, managers, partners, employees, consultants, financial advisors, financing sources, counsel, accountants, and other agents and legal or personal representatives of such Person.

“Restricted Period” has the meaning set forth in Section 6(d).

“Section 338(h)(10) Election” has the meaning set forth in Section 6(b)(x)(A).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” and “Sellers” have the meaning set forth in the first paragraph of this Agreement.

“Seller Indemnitees” has the meaning set forth in Section 7(c).

“Seller Related Parties” has the meaning set forth in Section 6(e)(i).

“Sellers’ Representative” has the meaning set forth in Section 9.

“Solvent” means, with respect to any Person and as of any date of determination, that (a) the amount of the “present fair saleable value” of the assets of such Person, will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise,” as of such date, (b) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business and (c) such Person will be able to pay its indebtedness as it matures. For purposes of the foregoing definition only, (A) “indebtedness” means a liability in connection with another Person’s (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to any equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and (B) each of the phrases “will not have, as of such date, an unreasonably small amount of capital with which to conduct its business” and “able to pay its indebtedness as it matures” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet such obligations as they become due.

“Special Representations” has the meaning set forth in Section 7(a)(i).

“Statutory Representations” has the meaning set forth in Section 7(a)(i).

“Straddle Period” means a taxable period that begins before or on the Closing Date and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary. With respect to Target, the term “Subsidiary” and “Subsidiaries” specifically refers to Globe Manufacturing Company, LLC, a New Hampshire limited liability company, Globe Manufacturing Company-OK, LLC, a New Hampshire limited liability company, Globe Cares, LLC, a New Hampshire limited liability company, Globe LifeLine, LLC, a New Hampshire limited liability company, and Globe Footwear, LLC, a New Hampshire limited liability company and, in the case of Globe Manufacturing Company-OK, LLC, includes all prior corporate forms of such entity.

“Subsidiary Membership Interests” has the meaning set forth in Section 4(g).

“Surveys” means a current ALTA/ACSM “as built” survey for each Owned Real Property, prepared by a surveyor licensed in the jurisdiction where each Owned Real Property is located, satisfactory to Buyer, and conforming to such ALTA/ACSM Table A items and other standards as the Title Company and Buyer require as a condition to the removal of any survey exceptions from the Title Policies, and certified to Buyer and the Title Company, in a form and with a certification satisfactory to each of such parties.

“Target” has the meaning set forth in the first paragraph of this Agreement. “Target” includes all prior corporate forms of Globe Holding Company, LLC.

“Tax” or “Taxes” means (a) all federal, provincial, territorial, state, municipal, local, domestic, foreign or other taxes, imposts, and assessments including ad valorem, alternative or add-on minimum, built-in-gains, capital, capital stock, customs and import duties, disability, documentary stamp, employment, environmental (including taxes under Section 59A of the Code), estimated, excise, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal premium, property, production, profits, property, real property, recording, registration, rent, sales, severance, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, and withholding or other tax of any kind whatsoever, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties; (b) liability of any Person for the payment of any amounts of the type described in clause (a) arising as a result of being (or ceasing to be) a member of any “affiliated group” (as that term is defined in Section 1504(a) of the Code) or any combined, consolidated or unitary group under any similar provision of foreign, state or local law (or being included in any Tax Return relating thereto); and (c) liability for the payment of any amounts of the type described in clause (a) or (b) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

“Tax Election Forms” have the meaning set forth in Section 6(b)(x)(A).

“Tax Proceeding” has the meaning set forth in Section 6(b)(vi).

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to, filed with or submitted to any Governmental Entity in connection with the determination, assessment, collection or payment of Tax, including any schedule or attachment thereto, and including any amendment thereof.

“Taxing Authority” means any Governmental Entity responsible for the administration or the imposition of any Tax.

“Third-Party Claim” has the meaning set forth in Section 7(f)(i).

“Title Commitment” has the meaning set forth in Section 5(q).

“Title Company” has the meaning set forth in Section 5(q).

“Title Policies” has the meaning set forth in Section 5(q).

“Transaction” means the transactions described in or contemplated by this Agreement.

“Transaction Expenses” means all fees and expenses incurred by Sellers, Target or any of the Subsidiaries in connection with this Agreement and the Transaction, including (i) any fees, commissions, costs, and expenses of Target’s, any Subsidiary’s or any Seller’s legal counsel, accountants, financial advisors, Sellers’ share of the Escrow Agent fees, consulting and other experts incident to the negotiation and preparation of this Agreement and the consummation of the Transaction, (ii) any sale, change-of-control, “stay-around,” retention, or similar bonuses, compensation or payments to Company Employees paid or payable as a result of or in connection with the Transaction, but excluding all bonuses to be paid by Buyer pursuant to the retention agreements referenced in Section 2(e)(i)(M) and Section 2(e)(ii)(E), and all incremental employer Taxes payable with respect thereto, (iii) any unpaid bonus amounts to be paid by Target or a Subsidiary to any Company Employee, whether accrued or unaccrued, existing as of the Closing, and (iv) any payments in respect of a D&O Policy in accordance with Section 6(c).

“Transaction Tax Deductions” has the meaning set forth in Section 6(b)(v).

“Transfer Taxes” has the meaning set forth in Section 6(b)(ii).

“Transfer Tax Returns” has the meaning set forth in Section 6(b)(ii).

“Working Capital” means as of the applicable time for determination thereof, the aggregate of the Current Assets (but excluding Cash and all available-for-sale securities of Target and the Subsidiaries) minus the aggregate of the Current Liabilities (but excluding Indebtedness and Transaction Expenses) and calculated on a basis consistent with the methodologies used in the preparation of the Estimated Closing Statement. For illustration purposes only and for the avoidance of doubt, Working Capital is calculated pursuant to the methodology as set forth on the attached Exhibit B.

“Working Capital Target” means an amount equal to Sixteen Million Five Hundred Thousand Dollars ($16,500,000).

SECTION 2. PURCHASE AND SALE OF MEMBERSHIP INTERESTS

(a) Basic Transaction. Based upon the representations and warranties and subject to the terms and conditions set forth in this Agreement, at the Closing Sellers hereby agree to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Sellers, all of the Membership Interests, free and clear of any and all Liens.

(b) Closing Payments. At the Closing, Buyer agrees to:

(i) pay to each Seller an amount in immediately available funds equal to such Seller’s share of the Base Purchase Price plus or minus the Closing Date Adjustment, after giving effect to the payments contemplated by Section 2(b)(i) to Section 2(b)(iv) below, which amount shall be set forth in the Flow of Funds Statement;

(ii) deposit into escrow with BNY Mellon, National Association, as escrow agent (the “Escrow Agent”), the Escrow Amount;

(iii) on behalf of Target and the Subsidiaries, pay off the Existing Debt as set forth in the Flow of Funds Statement in accordance with the Payoff Letters; and

(iv) on behalf of Target and the Subsidiaries, pay the Transaction Expenses to the appropriate payees as set forth in the Flow of Funds Statement, in accordance with invoices submitted therefor (or Target’s instructions in the case of any other amounts to be paid by Target or a Subsidiary in connection with the Closing).

(c) Closing. The closing of the Transaction (the “Closing”) shall take place at the offices of Target at 10:00 a.m. on the date that is two (2) business days after the satisfaction or waiver of all of the conditions to Closing set forth in Section 2(d) (other than those conditions that by their terms are to be satisfied at the Closing), or on such other date or at such other time or place and in such manner (including by electronic means) as Target and Buyer shall unanimously agree (the “Closing Date”). The Closing shall be effective as of the Effective Time and all actions scheduled in this Agreement for the Closing shall be deemed to occur simultaneously at the Effective Time.

(d) Closing Conditions.

(i) Mutual Conditions to Closing. The respective obligations of each Party to consummate the Transaction at the Closing shall be subject to the fulfillment of the following conditions:

(A) No Party to this Agreement shall be subject at the date of the Closing to any Governmental Order that enjoins or prohibits the consummation of the Transaction, nor shall there be any Action pending or threatened by any Person (other than a Party to this Agreement) that challenges, or seeks damages or other relief in connection with, the Transaction.

(B) No Law shall have been adopted or promulgated as of the date of the Closing having the effect of making the Transaction illegal or otherwise prohibiting consummation of, or making void or voidable, the Transaction.

(C) Any applicable waiting period under the HSR Act relating to the Transaction shall have expired or been terminated.

(ii) Conditions of Target and Sellers. The obligations of Target and Sellers to consummate the Transaction at the Closing shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by Target or Sellers’ Representative, as applicable:

(A) All representations and warranties of Buyer in this Agreement and all other agreements and certificates required to be executed and delivered hereby shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects (in the case of any representation or warranty not qualified by materiality) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date).

(B) Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement, and each other agreement contemplated hereby, required to be performed and complied with by it at or prior to the Closing.

(C) Buyer shall have delivered all Closing Deliveries as set forth in Section 2(e)(ii) of this Agreement.

(iii) Conditions of Buyer. The obligations of Buyer to consummate the Transaction at the Closing shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by Buyer:

(A) Other than the Fundamental Representations, all representations and warranties of Sellers, Principals and Target in this Agreement and all other agreements and certificates required to be executed and delivered hereby shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date). The Fundamental Representations shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date).

(B) Each of Target, Principals and Sellers shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement, and each other agreement contemplated hereby, required to be performed and complied with by it or them at or prior to the Closing.

(C) Since the date hereof, there has not been any event or circumstance which, with or without the lapse of time, has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(D) Buyer shall have obtained title insurance policies from the Title Company (which may, at Buyer’s election, be in the form of a mark-up of a pro forma of the Title Commitments), in accordance with the Title Commitments, insuring Buyer’s fee simple title to each Owned Real Property as of the Closing Date (including all recorded appurtenant easements, insured as separate legal parcels), with gap coverage from Closing through the date of recording, in such amount as Buyer determines to be the value of the Owned Real Property insured thereunder and which shall include the endorsements requested by Buyer including, without limitation, a non-imputation endorsement. Target and Sellers shall cooperate with Buyer in connection with the issuance of the Title Policies by executing any and all required affidavits and certificates required for the issuance of the Title Policies. Buyer shall pay all premiums with respect to the Title Policies and the endorsements thereto.

(E) Target and Sellers shall have delivered all Closing Deliveries as set forth in Section 2(e)(i) of this Agreement.

(e) Closing Deliveries. The following shall be delivered at the Closing (the “Closing Deliveries”):

(i) By Target and Sellers. At or prior to the Closing, Target or Sellers, as applicable, shall deliver to Buyer the following:

(A) all Consents identified in Schedule 4(d);

(B) the Escrow Agreement, duly executed by Sellers’ Representative;

(C) certificates of good standing from each jurisdiction listed on Schedule 4(a) in which Target and the Subsidiaries are qualified to conduct business, dated as of the most recent practicable date;

(D) executed membership interest transfers effecting the transfer of all of the Membership Interests to Buyer;

(E) executed termination of the Second Amended and Restated Cross-Purchase Agreement and Agreement to Restrict Transfer of Shares dated June 15, 2016, in form and content reasonably acceptable to Buyer;

(F) executed termination of the Share Transfer Agreement for Dorothy F. Kristoferson dated March 11, 2008 by and between Dorothy F. Kristoferson and Target in form and content reasonably acceptable to Buyer;

(G) the Payoff Letters and invoices related to all Transaction Expenses;

(H) estoppel letters addressed to Buyer from each landlord for the Leased Real Property, in form and content reasonably acceptable to Buyer;

(I) a Foreign Investment in Real Property Tax Act affidavit executed by Target for all Owned Real Property, as applicable;

(J) such disclosures, reports and transfer tax filings required by applicable state and local Laws in connection with the conveyance of the Owned Real Property, as applicable;

(K) a certificate dated as of the Closing Date and signed by an authorized officer of Target, in a form reasonably satisfactory to Buyer, certifying as to (1) the accuracy of copies of the Certificate of Formation and Limited Liability Company Agreement of Target, as amended to date, attached thereto, (2) the adoption of resolutions of Target authorizing the execution, delivery and performance of this Agreement and the related agreements, documents and instruments referred to herein and authorizing and ratifying the acts of Target’s managers acting as a Board of Directors and Target’s officers in carrying out the terms and provisions hereof and thereof, and (3) the incumbency of the managers acting as a Board of Directors and the officers, as applicable, executing this Agreement and any document reasonably required in connection with the Closing;

(L) a certificate dated as of the Closing Date, signed by Sellers’ Representative and an authorized officer of Target, in a form reasonably satisfactory to Buyer, certifying that each of the conditions specified in Section 2(d)(iii)(A) and 2(d)(iii)(B) have been satisfied;

(M) retention agreements, effective as of the Closing Date, with certain key employees of Target and the Subsidiaries identified by Buyer, duly executed by each such key employee;

(N) written resignations, effective as of the Closing Date, of the officers and managers of Target and its Subsidiaries requested by Buyer; and

(O) an electronic copy, whether by thumb drive, CD-ROM or other electronic means, of all documents posted to the electronic data site known as the “RAPTOR/MSA (Due Diligence Data Room https://beldenhillpartners.firmex.com/projects/17/documents) established by Belden Hill Partners, LLC in connection with the Transaction (the “Data Room”) from the date of inception of such data site through the date that is five (5) days prior to the Closing Date.

(ii) By Buyer. At the Closing, Buyer shall deliver to Sellers, Sellers’ Representative or the Escrow Agent, as applicable, the following:

(A) the Escrow Agreement, duly executed by Buyer;

(B) a certificate of the Secretary of State of Pennsylvania as to the good standing of Buyer as of the most recent practicable date;

(C) such disclosures, reports and transfer tax filings required by applicable state and local Laws in connection with the conveyance of the Owned Real Property, as applicable;

(D) a certificate dated as of the Closing Date, signed by Buyer, in a form reasonably satisfactory to Sellers’ Representative, certifying that each of the conditions specified in Section 2(d)(ii)(A) and 2(d)(ii)(B) have been satisfied;

(E) retention agreements, effective as of the Closing Date, with certain key employees of Target and the Subsidiaries identified by Buyer, duly executed by Buyer or an Affiliate of Buyer;

(F) the payment of the Transfer Taxes pursuant to Section 6(b)(ii); and

(G) payment in cash by wire transfer of immediately available funds of the payments set forth in Section 2(b) of this Agreement.

(f) Purchase Price Adjustment.

(i) At least five (5) business days before the Closing, Target shall, and Principals shall cause Target to, prepare in good faith and deliver to Buyer a written statement setting forth in reasonable detail the Estimated Closing Date Cash, the Estimated Closing Date Indebtedness, the Estimated Closing Date Transaction Expenses and the Estimated Closing Date Working Capital (the “Estimated Closing Statement”), together with supporting documentation for such estimates and any additional information reasonably requested by Buyer. The Estimated Closing Statement shall be reasonably acceptable to Buyer and shall be prepared in consultation with Buyer and in accordance with Exhibit B, which sets forth the accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, all in accordance with GAAP, that were used in preparation of the Annual Financial Statements.

(ii) The Base Purchase Price payable at Closing shall be (A) increased on a dollar for dollar basis by the amount of Estimated Closing Date Cash, (B) decreased by the amount of any Estimated Closing Date Indebtedness, (C) decreased on a dollar for dollar basis by the amount of any Estimated Closing Date Transaction Expenses, and either (D) increased if the Estimated Closing Date Working Capital is more than the Working Capital Target, by the amount of such difference or (E) decreased if the Estimated Closing Date Working Capital is less than the Working Capital Target, by the amount of such difference (collectively, the “Closing Date Adjustment”).

(iii) At least two (2) business days before the Closing, Target shall, and Principals shall cause Target to, prepare and deliver to Buyer a flow of funds statement (the “Flow of Funds Statement”) setting forth: (A) the Base Purchase Price; (B) the Closing Date Adjustment; and (C) the applicable payees, amounts payable and wire instructions for all amounts payable under Section 2(b) hereof.

(iv) As promptly as practicable after the Closing Date (but in no event later than sixty (60) days after the Closing Date) Buyer will prepare and deliver to Sellers’ Representative a written statement setting forth in reasonable detail the Closing Date Cash, the Closing Date Indebtedness, the Closing Date Transaction Expenses and the Closing Date Working Capital (the “Closing Statement”), together with supporting documentation for such determinations and any additional information reasonably requested by Sellers’ Representative. The Closing Statement shall be prepared in accordance with Exhibit B, which sets forth the accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies, all in accordance with GAAP, that were used in preparation of the Annual Financial Statements. During the thirty (30) day period following the delivery of the Closing Statement, Buyer shall provide Sellers’ Representative and his Representatives with access to such work papers, back-up materials, books and records, and financial staff of Buyer and Target who were involved in preparing the Closing Statement as Sellers’ Representative may reasonably request in connection with his review of the Closing Statement.

(v) The Closing Statement (and the proposed determinations of the Closing Date Cash, the Closing Date Indebtedness, the Closing Date Transaction Expenses and the Closing Date Working Capital reflected on the Closing Statement) will be final, conclusive and binding on the Parties unless Sellers’ Representative claims that the Closing Statement has not been prepared in accordance with the requirements of Section 2(f)(iv) above and delivers to Buyer a written notice of disagreement describing in reasonable detail any item(s) or amount(s) set forth on the Closing Statement as to which Sellers’ Representative disagrees within forty-five (45) days after receiving the Closing Statement. Any item or amount set forth on the Closing Statement that is not disputed in such written notice will be final, conclusive and binding on the Parties. If Sellers’ Representative delivers a notice of disagreement, then Buyer and Sellers’ Representative will use reasonable good faith efforts to resolve any such disputed items or amounts themselves. If they do not obtain a final resolution within one hundred twenty (120) days after the Closing Date, however, then Buyer and Sellers’ Representative will select RSM US LLP or, if unavailable, Grant Thornton LLP or another mutually agreeable nationally recognized or regional accounting firm to resolve any remaining disputed items or amounts (the “Arbitrating Accountant”). Upon submission to the Arbitrating Accountant for resolution, Buyer shall indicate in writing its position on each disputed matter and Sellers’ Representative shall do likewise. Each of Buyer and Sellers’ Representative shall, and Buyer shall cause Target to, use commercially reasonable efforts to comply with all reasonable requests by the Arbitrating Accountant for access to their respective work papers, back-up materials, books and records, personnel and Representatives. Buyer and Sellers’ Representative shall instruct the Arbitrating Accountant to make a written determination on each disputed matter as soon as reasonably practicable, but no later than thirty (30) days after the submission to the Arbitrating Accountant of Buyer and Sellers’ Representative’s respective positions on the disputed matters, and such determination by the Arbitrating Accountant will be conclusive and binding upon Buyer and Sellers’ Representative. The proposed Closing Statement (and the proposed determinations of the Closing Date Cash, the Closing Date Indebtedness, the Closing Date Transaction Expenses and the Closing Date Working Capital reflected on the Closing Statement) will be revised as appropriate to reflect the resolution of any such disputed items or amounts pursuant to this Section 2(f)(v). The fees and expenses of the Arbitrating Accountant shall be allocated to and borne by Buyer and Sellers’ Representative based on the inverse of the percentage that the Arbitrating Accountant’s determination bears to the total amount of the items in dispute as originally submitted to the Arbitrating Accountant. For example, should the items in dispute total an amount of $1,000 and the Arbitrating Accountant awards $600 in favor of Sellers’ Representative’s position, 60% of the costs of its review would be borne by Buyer and 40% of the costs would be borne by Sellers and paid by Sellers’ Representative.

(vi) For purposes of this Agreement, the “Post-Closing Adjustment Amount” shall equal (A) the amount, if any, by which Closing Date Cash is greater than Estimated Closing Date Cash, minus (B) the amount, if any, by which Closing Date Cash is less than Estimated Closing Date Cash, plus (C) the amount, if any, by which Estimated Closing Date Indebtedness is greater than Closing Date Indebtedness, minus (D) the amount, if any, by which Estimated Closing Date Indebtedness is less than Closing Date Indebtedness, plus (E) the amount, if any, by which Estimated Closing Date Transaction Expenses are greater than Closing Date Transaction Expenses, minus (F) the amount, if any, by which Estimated Closing Date Transaction Expenses are less than Closing Date Transaction Expenses, plus (G) the amount, if any, by which Closing Date Working Capital is greater than Estimated Closing Date Working Capital, minus (H) the amount, if any, by which the Closing Date Working Capital is less than the Estimated Closing Date Working Capital.

(A) If the Post-Closing Adjustment Amount is positive, then no later than five (5) business days after final determination of the items and amounts set forth on the Closing Statement in accordance with Section 2(f)(v), (1) Buyer shall pay the Post-Closing Adjustment Amount to Sellers’ Representative (as the paying agent on behalf of Sellers) by wire transfer of immediately available funds to an account designated by Sellers’ Representative in writing; and (2) Buyer and Sellers’ Representative shall deliver a joint instruction to the Escrow Agent directing the Escrow Agent to release to Sellers’ Representative the Adjustment Escrow. Sellers’ Representative shall distribute to each Seller such Seller’s Pro-Rata Share of the Post-Closing Adjustment Amount and the Adjustment Escrow pursuant to the terms of the Sellers’ Representative Agreement.

(B) If the Post-Closing Adjustment Amount is negative, then no later than five (5) business days after final determination of the items and amounts set forth on the Closing Statement in accordance with Section 2(f)(v), (1) Buyer and Sellers’ Representative shall deliver a joint instruction to the Escrow Agent directing the Escrow Agent to release from the Adjustment Escrow (a) to Buyer an amount equal to the Post-Closing Adjustment Amount and (b) to Sellers’ Representative (as the paying agent on behalf of Sellers) the amount remaining in the Adjustment Escrow after payment to Buyer of the Post-Closing Adjustment Amount, if any; and (2) to the extent the Post-Closing Adjustment Amount is greater than the Adjustment Escrow, Sellers’ Representative shall pay to Buyer, on behalf of Sellers, the amount of such excess. In case of nonpayment by Sellers’ Representative of any amount due to Buyer pursuant to Section 2(f)(vi)(B), Buyer may request that Sellers’ Representative deliver, along with Buyer, a joint instruction to the Escrow Agent directing the Escrow Agent to release from the Indemnity Escrow the amount by which the Post-Closing Adjustment Amount exceeds the Adjustment Escrow.

(g) Withholding Rights. After the Closing, Buyer shall be entitled, upon prior written notice to Sellers’ Representative, to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as it shall be required to deduct and withhold with respect to the making of such payment under any applicable U.S. federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Buyer, such withheld amounts (i) shall be remitted promptly by Buyer to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to Sellers in respect of which such deduction and withholding was made by Buyer.

SECTION 3. REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

(a) Sellers’ Individual Representations and Warranties. Each Seller, severally and not jointly, represents and warrants to Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and as of the Closing, except as set forth in the disclosure schedules delivered by Sellers to Buyer on the date hereof (and, together with Target’s disclosure schedules, the “Disclosure Schedules”).

(i) Authorization of Transaction. Seller has full power and authority (including full corporate or other entity power and authority, as applicable) to execute and deliver this Agreement and the other agreements contemplated hereby to which Seller is a party and to perform his, her or its obligations hereunder and thereunder. This Agreement, and each other agreement contemplated hereby to which Seller is a party, has been (or in the case of instruments required to be executed at or prior to Closing, will be) duly executed and delivered by Seller and, assuming the due execution and delivery by each of the other parties hereto or thereto, constitute the valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms and conditions, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (B) the availability of injunctive relief and other equitable remedies. If applicable, the execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which Seller is a party have been duly authorized by Seller.

(ii) Non-contravention. Neither the execution and delivery of this Agreement, or the other agreements contemplated hereby to which Seller is a party, by Seller, nor the consummation of the Transaction by Seller, will (A) violate or breach any Law or Governmental Order applicable to Seller or by which any of his, her or its assets, properties or rights, including the Membership Interests, is subject, (B) conflict with, result in a breach of, constitute a default under (or an event that, with or without notice, or lapse of time, or both, would constitute a default under), result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any Consent, notice or action by any Person under, any Contract to which Seller is a party or by which he, she or it is bound, or to which any of his, her or its assets, properties or rights, including the Membership Interests, is subject, or (C) result in the imposition or creation of a Lien with respect to the Membership Interests or materially impair the ability of Seller to consummate the Transaction in accordance with the terms and conditions hereof. Except with respect to certain agreements among Sellers set forth on Schedule 3(a)(ii), which shall be terminated as of the Closing, Seller is not required to obtain any Consent in connection with the execution and delivery of this Agreement or the consummation of the Transaction.

(iii) Brokers’ Fees. Other than fees, costs and expenses set forth in Schedule 3(a)(iii), Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

(iv) Membership Interests. Seller holds of record and owns beneficially the Membership Interests set forth next to his, her or its name on Exhibit A, free and clear of any and all Liens, except restrictions on transfers as among and between certain of the Sellers and/or Target which will be terminated at Closing. Seller is not a party to any option, warrant, purchase right, or other Contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any capital or interest of Target. Except as set forth in Schedule 3(a)(iv), Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any equity interest of Target. At the Closing, Buyer will acquire good and valid title to Seller’s Membership Interests set forth next to such Seller’s name on Exhibit A, free and clear of all Liens.

(v) Certain Business Relationships with Target. Seller is not a party to any Contract with Target and has not been involved in any business arrangement or relationship with Target within the past five (5) years other than in his or her employment capacity, and Seller owns no assets, tangible or intangible, that are used or held for use in the Business.

(b) Buyer’s Representations and Warranties. Buyer represents and warrants to each Seller and to Target that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and as of the Closing.

(i) Organization of Buyer; Organizational Documents. Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania.

(ii) Authorization of Transaction. Buyer has full power and authority (including full corporate or other entity power and authority) to execute and deliver this Agreement and the other agreements contemplated hereby to which Buyer is a party and to perform its obligations hereunder and thereunder. This Agreement, and each other agreement contemplated hereby to which Buyer is a party, has been (or in the case of instruments required to be executed at or prior to Closing, will be) duly executed and delivered by Buyer and, assuming the due execution and delivery by each of the other parties hereto or thereto, constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (B) the availability of injunctive relief and other equitable remedies. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

(iii) Non-contravention. Neither the execution and delivery of this Agreement or the other agreements contemplated hereby to which Buyer is a party, nor the consummation of the Transaction, will (A) violate or breach any Law or Governmental Order applicable to Buyer or by which any of its assets, properties or rights is subject, (B) conflict with, result in a breach of, constitute a default under (or an event that, with or without notice, or lapse of time, or both, would constitute a default under), result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any Consent, notice or action by any Person under, any Contract to which Buyer is a party or by which it is bound or by which any of its assets, properties or rights is subject, except in each case where any such violations, conflicts, breaches, defaults or other matters does not, and would not reasonably be expected to, prohibit or materially impair Buyer’s ability to perform its obligations under this Agreement and the other agreements contemplated hereby to which Buyer is a party. Except under the HSR Act, Buyer is not required to obtain any Consent in connection with the execution and delivery of this Agreement or the consummation of the Transaction.

(iv) Brokers’ Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to any aspect of the Transaction for which Target or any Seller could be liable.

(v) Investment. Buyer acknowledges that the Membership Interests are not registered under the Securities Act, or registered or qualified for sale under any state securities Laws and cannot be resold without registration thereunder or exemption therefrom. Buyer is an “accredited investor”, as such term is defined in Regulation D of the Securities Act and is not acquiring the Membership Interests with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act. Buyer has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in the Membership Interests and has the ability to bear the economic risk of this investment for an indefinite period of time.

(vi) Sufficient Funds. Buyer has sufficient cash on hand or other forms of immediately available funds to enable it to make the payment of all amounts required to be paid pursuant to Section 2(b).

(vii) Solvency. Assuming (A) Target is Solvent immediately prior to the Closing, (B) the accuracy of the representations and warranties of Sellers and Principals set forth in Sections 3(a) and 4 hereof, respectively, (C) that all Closing Deliveries set forth in Section 2(e) have been delivered or waived, and (D) the estimates, projections or forecasts provided by Target to Buyer prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, immediately after giving effect to the Closing, Buyer and Target will be Solvent.

SECTION 4. REPRESENTATIONS AND WARRANTIES CONCERNING TARGET

Principals and Target represent and warrant to Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and as of the Closing, except as set forth in the Disclosure Schedules delivered by Target to Buyer on the date hereof.

(a) Organization, Qualification, and Power. Each of Target and the Subsidiaries is a duly organized limited liability company, validly existing and in good standing (or the equivalent) under the Laws of the jurisdiction of its formation. Each of Target and the Subsidiaries is duly licensed or qualified to conduct business and is in good standing under the Laws of each jurisdiction where the character of the properties owned, leased or licensed by it or the nature of its business makes such license or qualification necessary, except where the lack of such license or qualification in a foreign jurisdiction has not had or would not be reasonably expected to have a Material Adverse Effect. Each of Target and the Subsidiaries has full company power and authority to carry on the business in which it is engaged and to own, lease or use the properties and assets owned, leased or used by it. Schedule 4(a) lists the full name of Target and each of the Subsidiaries along with corresponding government identification or registration numbers, the jurisdictions in which Target and each of the Subsidiaries is qualified to conduct business, and the respective current managers, directors and officers of Target and each of the Subsidiaries. Except for Cairns & Brother and Falcon Performance Footwear, LLC, neither Target nor any Subsidiary has acquired any business or any equity interests or assets of any other Person (other than acquisitions of assets in the Ordinary Course of Business), whether by merger, sale of stock, sale of assets or otherwise.

(b) Authorization of Transaction. Target has full power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which Target is a party and to perform its obligations hereunder and thereunder. This Agreement, and each other agreement contemplated hereby to which Target is a party, has been (or in the case of instruments required to be executed at or prior to the Closing, will be) duly executed and delivered by Target and, assuming the due execution and delivery by each of the other parties hereto or thereto, constitutes the valid and legally binding obligation of Target, enforceable against Target in accordance with its terms and conditions, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (ii) the availability of injunctive relief and other equitable remedies. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which Target is a party have been duly authorized by Target.

(c) Capitalization. The entire authorized capital of Target consists of fourteen thousand eight hundred (14,800) membership interests which are referred to as “shares” within Target’s Limited Liability Company Agreement, all of which are issued and outstanding and comprise the Membership Interests. The Membership Interests are held of record on the Closing Date by the respective Sellers as set forth on Exhibit A. The Membership Interests are not represented by certificates. All of the Membership Interests have been duly authorized, are validly issued, fully paid, and non-assessable, and have not been issued in violation of any preemptive or similar right created by statute, the certificate of formation or Limited Liability Company Agreement of Target, or any Contract to which Target is a party or by which Target is bound, and have been issued in compliance with applicable Law. Except for the Membership Interests and as set forth on Schedule 4(c), there are no (i) outstanding or authorized shares of capital interests or other equity or voting shares of Target, options (and any shares reserved for issuance upon the exercise thereof), warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its equity interests or shares convertible, exercisable for or exchangeable into equity or voting interests of Target, and (ii) outstanding or authorized equity appreciation, phantom stock, profit participation, or similar equity-based rights with respect to Target. Except for this Agreement and as set forth on Schedule 4(c), there are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer or other rights of the Membership Interests. At the Closing, Buyer will acquire good and valid title to all of the Membership Interests in each case free and clear of all Liens.

(d) Non-contravention. Except as set forth on Schedule 4(d), neither the execution and delivery of this Agreement by Target, nor the consummation of the Transaction by Target, will (i) violate or breach any Law or Governmental Order applicable to Target or any of its Subsidiaries or by which any of their respective assets, properties or rights is subject; (ii) conflict with or violate any provision of the certificate of formation, operating agreement, or other governing documents of Target or its Subsidiaries; or (iii) conflict with, result in a breach or violation of, constitute a default under (or event that, with or without notice or lapse of time or both, would constitute a default under), result in the acceleration of, create in any Person the right to accelerate, terminate, modify or cancel, or require any Consent, notice or other action by any Person under, any Permit or Material Contract (or result in the imposition of any Lien upon any of the assets of Target or Target’s Subsidiaries, including the Membership Interests). Except under the HSR Act or as otherwise set forth on Schedule 4(d), Target is not required to obtain any Consent in connection with the execution and delivery of this Agreement or the consummation of the Transaction.

(e) Brokers’ Fees. Except as set forth on Schedule 4(e), none of Target, the Subsidiaries or Target’s Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction.

(f) Tangible Assets.

(i) Target and each Subsidiary has good, marketable and exclusive title to, or a valid leasehold interest in, the material tangible assets used, held for use by it in, or necessary to, the conduct of the Business, free and clear of all Liens.

(ii) The equipment and other tangible assets that Target and each Subsidiary owns and leases have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are sufficient to operate the Business in the Ordinary Course of Business. All such assets are reflected on the Interim Financial Statements, except for properties and assets disposed of or expensed in the Ordinary Course of Business since the date of the Interim Financial Statements. The tangible personal property currently owned or leased by Target and each Subsidiary is sufficient to conduct the Business as of Closing in substantially the same manner as conducted prior to Closing and constitutes all of the rights, property and assets necessary to conduct the Business as currently conducted.

(iii) All inventory (which for purposes hereof shall include all raw materials, works-in-process and finished goods) of Target and each Subsidiary consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established on the Interim Financial Statements consistent with past practices. No inventory is held on a consignment basis and the quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Business.

(g) Subsidiaries. Schedule 4(g) sets forth a true and complete list of the name and jurisdiction of organization of each Subsidiary as well as the entire authorized and outstanding equity securities of each such Subsidiary (the “Subsidiary Membership Interests”). Target is the sole record and beneficial owner and holder (either directly or indirectly via a Subsidiary) of all of the Subsidiary Membership Interests, free and clear of all Liens. All of the Subsidiary Membership Interests have been duly authorized, are validly issued, fully paid, and non-assessable, have not been issued in violation of any preemptive or similar right created by statute, the certificate of formation or operating agreement of any Subsidiary, or any Contract to which any Subsidiary is a party or by which any Subsidiary is bound, and have been issued in compliance with applicable Law. Except as set forth on Schedule 4(g), there are no (i) outstanding or authorized equity interests of any Subsidiary, options (and any shares reserved for issuance upon the exercise thereof), warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any Subsidiary to issue, sell, or otherwise cause to become outstanding any of its equity interests or shares convertible, exercisable for or exchangeable into equity or voting interests of such Subsidiary, or (ii) outstanding or authorized equity appreciation, phantom stock, profit participation, or similar equity-based rights with respect to any of the Subsidiary Membership Interests. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer or other rights of any of the Subsidiary Membership Interests. Neither Target nor any Subsidiary owns, and has no agreement to acquire, any capital stock of or other equity interest in any Person, except for the ownership of the Subsidiary Membership Interests reflected on Schedule 4(g) or as set forth on Schedule 4(g).

(h) Financial Statements.

(i) Attached hereto as Exhibit C are the audited consolidated balance sheet and related statements of earnings, members’ equity and cash flows of Target and the Subsidiaries as of the fiscal year ended December 31, 2016 (the “Annual Financial Statements”) and the unaudited consolidated balance sheet and related statements of earnings, members’ equity and cash flows of Target and the Subsidiaries as of the period ended May 26, 2017 (the “Interim Financial Statements”). The Financial Statements (including the notes thereto) (A) were derived from the books and records of Target and its Subsidiaries, (B) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby (except that the Interim Financial Statements are subject to normal year-end adjustments, none of which are expected to be material, and do not include footnotes) and (C) present fairly in all material respects the financial condition of Target and the Subsidiaries as of such dates and the results of operations and cash flows of Target and the Subsidiaries for such period.

(ii) Target and the Subsidiaries maintain a system of internal accounting controls that are designed to provide reasonable assurance that (A) transactions are recorded as necessary to permit materially correct preparation of their consolidated financial statements and to maintain reasonably accurate accountability for their assets, and (B) accounts, notes and other receivables and inventory are recorded accurately in all material respects, and proper and adequate procedures are implemented to effect the collection thereof in a timely fashion. There are no significant deficiencies or material weaknesses in the design or operation of the internal controls of Target and the Subsidiaries which have adversely affected or could adversely affect the ability of Target or any Subsidiary to record, process, summarize or report financial data.

(iii) All accounts and notes receivable reflected on the Interim Financial Statements and all accounts and notes receivable arising subsequent to the date of the Interim Financial Statements (A) have arisen from bona fide transactions entered into by Target or a Subsidiary in the Ordinary Course of Business, (B) represent legal, valid and binding obligations of the obligors thereon, and (C) subject to any applicable reserves (except for intercompany loans for which there is no reserve) set forth on the Interim Financial Statements which are adequate for such purposes, represent undisputed claims of Target or a Subsidiary not subject to, to the Knowledge of Target, any claims of setoff or other defenses or counterclaims.

(i) Undisclosed Liabilities. Neither Target nor the Subsidiaries have any material liabilities, obligations or commitments of any kind, whether absolute, accrued, contingent or otherwise, except for (i) liabilities, obligations or commitments shown on the Interim Financial Statements, for which adequate reserves are established, (ii) liabilities which have arisen since the date of the Interim Financial Statements in the Ordinary Course of Business (and not from breach or default) from performance obligations under any Contract, and which are not material in amount, and (iii) liabilities set forth on Schedule 4(i).

(j) Events Subsequent to Most Recent Fiscal Year End. Since December 31, 2016, Target and each Subsidiary has conducted its operations in the Ordinary Course of Business and there has not been any occurrence, change, development or event that has had or would reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, since December 31, 2016, except as set forth on Schedule 4(j):

(i) Neither Target nor any Subsidiary has amended its certificate of formation, operating agreement or other organizational documents.

(ii) Except in the Ordinary Course of Business, neither Target nor any Subsidiary has abandoned or let lapse, sold, leased, transferred, or assigned any material assets, including leases, licenses, agreements, or Intangible Assets.

(iii) Neither Target nor any Subsidiary has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business (except for this Agreement).

(iv) Neither Target nor any Subsidiary has accelerated, terminated, made material modifications to, or canceled any Material Contract outside the Ordinary Course of Business.

(v) Neither Target nor any Subsidiary has had imposed on it any Lien on any of its assets, tangible or intangible, or made any capital expenditures in excess of $100,000.

(vi) Neither Target nor any Subsidiary has issued, sold, or otherwise disposed of any of its equity interests, or granted any options, warrants, equity-based awards or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its equity interests.

(vii) Neither Target nor any Subsidiary has experienced any material damage, destruction, or loss (whether or not covered by insurance) affecting its properties, assets, business, or prospects.

(viii) Neither Target nor any Subsidiary has advanced any money or other property or made any loan to, or entered into any other transaction with, any of its current or former managers, directors, officers, employees or Affiliates.

(ix) Except for the execution of standard nondisclosure agreements with employees in the Ordinary Course of Business, neither Target nor any Subsidiary has entered into any employment or similar Contract or any collective bargaining agreement, or modified the terms of any such existing contract or agreement.

(x) Neither Target nor any Subsidiary has granted (or promised to grant) any increase in the compensation or fringe benefits of any of its current or former directors, officers, and employees, or adopted, amended, modified, or terminated (or announced or otherwise committed to any such adoption, amendment, modification, or termination) any Employee Benefit Plan.

(xi) Neither Target nor any Subsidiary has made any loans or advances of money or changed its existing credit arrangements with any bank or other financial institution.

(xii) Neither Target nor any Subsidiary has made any change in accounting methods or practices or any change in depreciation or amortization policies or rates.

(xiii) Neither Target nor any Subsidiary has experienced any adverse change in its condition (financial or otherwise), assets, liabilities, member’s equity, business, earnings or prospects except changes in the Ordinary Course of Business, none of which has been or will have a Material Adverse Effect or otherwise be material to Target or such Subsidiary.

(xiv) Neither Target nor any Subsidiary has agreed or committed to any of the foregoing.

(k) Legal Compliance; Permits.

(i) Except as set forth on Schedule 4(k)(i), Target and each Subsidiary is, and has been at all times, in compliance in all material respects with all applicable Laws and Governmental Orders in effect with respect to the Business, and neither Target nor any Subsidiary has received any written notice from a Governmental Entity asserting any violation of applicable Laws or a Governmental Order.

(ii) All Permits required for Target and each Subsidiary to conduct the Business have been obtained and are valid and in full force and effect. All fees and charges with respect to such Permits that are due and payable prior to the Closing have been paid in full or accrued in the Closing Date Working Capital as reflected in the Closing Statement. Schedule 4(k)(ii) lists all current Permits issued to Target and the Subsidiaries, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth on Schedule 4(k)(ii). Neither Target nor any Subsidiary has received any written notice that Target or a Subsidiary is in violation of any material Permit or that any material Permit will not be renewed or will otherwise be revoked or terminated.

(l) Tax Matters. Except as set forth on Schedule 4(l):

(i) Target has timely filed all Tax Returns that it was required to file, and has paid all Taxes imposed on it. All such Tax Returns were true, correct and complete in all material respects.

(ii) Target has properly withheld or collected and timely paid over to the appropriate Governmental Entity all Taxes required to have been withheld or collected and paid over under applicable Tax Laws.

(iii) There are no Liens for Taxes upon any of the assets of Target.

(iv) There is no inquiry, dispute or claim concerning any Tax liability of Target claimed or raised by any Governmental Entity in writing that is currently pending or threatened, and all Tax deficiencies or assessments asserted or made by a Governmental Entity against Target as a result of any examination of Target’s Tax Returns have been paid or fully settled. To the Knowledge of Target, no inquiry or claim has ever been made by a Governmental Entity in a jurisdiction where Target does not file Tax Returns that it may be subject to Tax by that jurisdiction.

(v) Target has not granted any extension or waived any statute of limitations period applicable to any Tax Return or Tax, which period (after giving effect to such extension or waiver) has not yet expired.

(vi) Target is not a party to any Tax allocation or Tax sharing agreement.

(vii) Target will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or foreign income Tax Law) executed on or prior to the Closing Date, (B) change in method of accounting for a taxable period ending on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date or (D) prepaid amount received on or prior to the Closing Date.

(viii) Target has not distributed stock of another Person nor had its stock/equity interests distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361.

(ix) Target is not and has not been a party to any “reportable transaction” or “listed transaction” as defined in Code Section 6707A(c) and Reg. Section 1.6011-4(b).

(x) Target has not made payments or provided benefits, and is not obligated to make payments or provide benefits, and, to the Knowledge of Target, is not a party to a contract that could obligate it to make payments or provide benefits that will not be deductible under Section 280G of the Code.

(xi) None of the assets of Target is property that Target is required to treat as being a “safe harbor lease” within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the assets of Target has been financed with or directly or indirectly secures any debt the interest of which is tax-exempt under Section 103(a) of the Code. Target is not a borrower or the guarantor of any outstanding industrial revenue bonds, or a tenant, principal user or related Person to any principal user within the meaning of Section 144(a) of the Code of any property that has been financed or improved with the proceeds of industrial revenue bonds. None of the assets of Target is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(xii) Target has delivered to Buyer correct and complete copies of all Income Tax Returns, examination reports, and statements of deficiencies assessed against Target or agreed to by Target that were filed or received since December 31, 2013. Since such time, Target has not received any private letter ruling from the IRS (or any comparable ruling from any other Taxing Authority).

(xiii) There is no material property or obligation of Target including, but not limited to, uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed balances, that, to the Knowledge of Target, is escheatable to any state or municipality under any applicable escheatment laws as of the date hereof or that may at any time after the date hereof and on or before the Closing Date become escheatable to any state or municipality under any applicable escheatment laws.

(xiv) Target is, and since January 1, 1987 Target has been, qualified and treated as an S corporation for federal tax purposes (within the meaning of Code Section 1361)

having in effect a valid and timely election made pursuant to Section 1362(a) of the Code and, to the Knowledge of Target, no Tax authority has challenged the effectiveness of this election. No event has ever occurred that terminated, or would terminate or cause denial or revocation of, Target’s status as an S corporation for purposes of the Code or the Tax laws of any state in which Target does business that allows for S corporation treatment. Target has no material liability for Taxes under Section 1374 or Section 1375 of the Code (or any corresponding or similar provision of state or local Tax law).

(xv) To the Knowledge of Target, Target has collected and maintained all resale certificates and other documentation required to qualify for any exemption from the collection of sales Taxes.

(m) Real Property.

(i) Schedule 4(m)(i) contains a true and complete list of all Owned Real Property, identified by street address. Target has good, valid and marketable indefeasible, fee simple title in and to the Owned Real Property, free and clear of all Liens. Target has made available to Buyer copies of the deeds and other instruments (as recorded) by which Target or a Subsidiary acquired such Owned Real Property, and copies of all title insurance policies, title insurance commitments, opinions, environmental reports, zoning reports, abstracts and surveys in the possession of Target relating to the Owned Real Property. No condemnation proceeding is pending or, to the Knowledge of Target, threatened, which would preclude or materially impair the use of any Owned Real Property or the Leased Real Property for the uses for which it is intended.

(ii) Schedule 4(m)(ii) contains a true and complete list of all Leased Real Property identified by street address and all Other Real Property Interests. Target has made available to Buyer true and complete copies (including any and all amendments, modifications, renewals and assignments) of the lease agreements covering the Leased Real Property identified on Schedule 4(m)(ii) (collectively, the “Leases”), and all agreements pursuant to which Target or a Subsidiary holds any right, title or interest in and to the Other Real Property Interests (the “Other Real Property Agreements”, together with the Leases, the “Real Property Agreements”). Target or a Subsidiary has valid and enforceable leasehold interests in all of the Leased Real Property, free and clear of all Liens. Neither Target nor any Subsidiary has subleased, licensed or otherwise granted any Person the right to use or occupy any parcel of the Owned Real Property or the Leased Real Property or any portion thereof. Target or a Subsidiary has valid and enforceable rights to use all material Other Real Property Interests. All rents, deposits and additional amounts due pursuant to each Real Property Agreement have been timely paid.

(iii) Each parcel of Owned Real Property and Leased Real Property and any improvements thereon and together with Other Real Property Interests: (A) has access to and over public streets or private streets for which Target or a Subsidiary has a valid right of ingress and egress, (B) conforms in its current use and occupancy to all zoning requirements, and (C) conforms in its current use to all restrictive covenants, if any, and other Liens affecting all or part of such parcel. Neither Target nor any Subsidiary has received any written notice from any third party, including any Governmental Entity, of non-compliance with any building, land use, occupancy, health and safety, fire, sanitation or similar requirements, or any applicable Permits, Laws or other restrictions of any Governmental Entity. There are no pending or, to the Knowledge of Target, threatened condemnation, fire, health, safety, environmental, building, zoning or other land use actions relating to any portion of the Owned Real Property or the Leased Real Property that would have a material effect on the current use or occupancy thereof.

(iv) Neither Target or a Subsidiary nor, to the Knowledge of Target, any other party is in breach of or default under the material terms of any Real Property Agreement (or has taken or failed to take any action which, with or without notice, lapse of time, or both, would constitute a default) or has received any notice of default, termination or non-renewal under any Real Property Agreement. Each Real Property Agreement is a valid and binding obligation of Target or a Subsidiary and is in full force and effect, enforceable against Target or a Subsidiary, as applicable, in accordance with its terms, except as enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (B) the availability of injunctive relief and other equitable remedies.

(v) To the Knowledge of Target, there are no facts or circumstances which would prevent any portion of the Owned Real Property, Leased Real Property or the Other Real Property Interests from being used and occupied after the Closing in substantially the same manner as such properties are used and occupied immediately prior to the Closing. The Owned Real Property, the Leased Real Property and the Other Real Property Interests are the only real property used or occupied by Target or a Subsidiary in connection with the operation of the Business.

(vi) To the Knowledge of Target, except as set forth on Schedule 4(m)(vi), all of the premises, fixtures and improvements located on the Owned Real Property and the Leased Real Property, including all mechanical and other systems, equipment, pipes, lines and other infrastructure and all components thereof, are in compliance with all applicable Laws, are in good condition (ordinary wear and tear excepted), and are fully operational without structural defects. To the Knowledge of Target, no facts or conditions exist that, individually or in the aggregate, would require repairs, alterations or corrections or interfere in any respect with the use or occupancy of the improvements on the Owned Real Property or the Leased Real Property, other than repairs in the Ordinary Course of Business.

(vii) None of the improvements on the Owned Real Property or Leased Real Property encroaches on any land that is not included in the Owned Real Property or Leased Real Property or on any easement affecting such Owned Real Property or Leased Real Property, or violates any building lines or set-back lines, and, except as set forth in the Title Commitment, there are no encroachments onto or encumbrances affecting the Owned Real Property or Leased Real Property, or any portion thereof, that would interfere with the use or occupancy of such Owned Real Property or Leased Real Property or the continued operation of Target’s and any Subsidiary’s Business as currently conducted thereon.

(n) Intellectual Property.

(i) Schedule 4(n)(i) lists (A) all patents, trademarks, copyrights, service marks, any registrations or applications for any of the foregoing, and software (other than “off the shelf” licenses of software) that are used by Target and each Subsidiary in the operation of the Business, specifying whether such assets are owned, controlled, used or held (under license or otherwise) by Target or a Subsidiary, and (B) all IP Registrations for such assets. For all IP Registrations, Schedule 4(n)(i) specifies the applicable filing or registration number, title, jurisdiction in which the filing was made or from which registration was issued, and date of filing or issuance. All registrations and applications on Schedule 4(n)(i) are subsisting and unexpired, valid and enforceable and not presently involved in any reexamination, opposition, inter-partes review or other legal proceeding in which its scope, validity, ownership, right to use, or enforceability is being contested or challenged, in the United States or any foreign jurisdiction, and all required filings and fees due and related to IP Registrations have been timely filed and paid to the relevant Governmental Entities and authorized registrars. Target and the Subsidiaries have provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all IP Registrations set forth on Schedule 4(n)(i). Except as set forth on Schedule 4(n)(i), all Persons who created or contributed to material Intangible Assets purportedly owned by Target or a Subsidiary have assigned to Target or such Subsidiary in writing all of their rights therein to the extent such rights did not vest automatically in Target or such Subsidiary by operation of Law and Target has provided Buyer with true and correct copies of all such Contracts.

(ii) Except as set forth on Schedule 4(n)(ii), Target and the Subsidiaries exclusively own, free and clear of all Liens or adverse rights or interests of third parties, all material Intangible Assets, are record owner(s) of all right, title and interest in and to the IP Registrations, and own or have a right to use all other Intangible Assets.

(iii) Since January 1, 2012, neither Target nor any Subsidiary has received any written notice of any current claim or dispute relating to the Intangible Assets and, to the Knowledge of Target, since January 1, 2012 neither Target nor any Subsidiary has been threatened with a dispute or claim relating to the Intangible Assets. Target has no knowledge of facts or circumstances which would render any Intangible Asset invalid or unenforceable, and, none of the Intangible Assets are subject to any Governmental Order. Neither Target nor any Subsidiary has been named in any proceeding (settled, pending or threatened) before any Governmental Entity which involves a claim of infringement, misappropriation, dilution, or other violation of any patents, trademarks, trade names, service marks, trade secrets, or copyrights, intellectual property, or other rights of any third party.

(iv) To the Knowledge of Target, except as set forth on Schedule 4(n)(iv), no third party is currently infringing upon, misappropriating, diluting, or otherwise violating, and, to the Knowledge of Target, since January 1, 2012 no third party has infringed upon, misappropriated, diluted or otherwise violated any Intangible Assets. The conduct of the Business has not and does not infringe upon, violate, or misappropriate any patents, trademarks, trade names, service marks, trade secrets, copyrights or intellectual property of any other Person, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any applicable jurisdiction.

(v) Target and each Subsidiary have taken all commercially reasonable actions to protect and maintain their respective Intangible Assets, the confidentiality of Target and each Subsidiary’s confidential information and trade secrets included in the Intangible Assets, including requiring all employees and independent contractors having access to such confidential information and trade secrets to execute written non-disclosure agreements, and the confidentiality, security and operation of their respective software, websites, systems and networks (and the data and transactions transmitted thereby), including from any unauthorized use or access by third parties, and there have been no material violations of the same within the last three (3) years.

(vi) Neither this Agreement nor the Transaction will result in (A) Buyer being bound by or subject to any exclusivity obligations, non-compete or other adverse restriction on the operation or scope of its business, (B) Buyer being obligated to pay any royalties or other amounts to any third Person in excess of those payable in the absence of this Agreement or the transactions contemplated hereby, (C) the loss or impairment of any of Target or a Subsidiary’s rights in any material Intangible Assets, or (D) the breach of, or create on behalf of any Person the right to terminate or modify any, license, sublicense, or other Contract to which Target or any Subsidiary is a party and pursuant to which Target or any Subsidiary is authorized to license or use any third party intellectual property that is material to the Business.

(vii) Except as set forth on Schedule 4(n)(vii), after the Closing, all Intangible Assets will be fully transferable, alienable, and licensable by Buyer without restriction and without payment of any kind to any third Person. Except as set forth on Schedule 4(n)(vii), neither Target nor any Subsidiary has (A) transferred (or agreed to transfer) ownership of, or granted (or agreed to grant) any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use an Intangible Asset or (B) permitted its rights in any Intangible Asset to lapse or enter into the public domain.

(viii) Except as set forth on Schedule 4(n)(viii), after the Closing, Target and each Subsidiary shall continue to own or have the right to use all Intangible Assets to the same extent as used by Target or such Subsidiary with respect to the conduct of the Business immediately prior to the Closing, and Target and such Subsidiary will be permitted to exercise all of their rights and receive all of the benefits (including payments) under all Contracts related to the Intangible Assets to the same extent that Target and such Subsidiary would have been able to had the Transaction contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than the ongoing fees, royalties or other payments which Target or such Subsidiary would otherwise have been required to pay pursuant to the terms of such Contracts related to Intangible Asset had the Transaction contemplated by this Agreement not occurred.

(o) Contracts. Schedule 4(o) lists each of the following contracts, leases, licenses, indentures, mortgages and other agreements or legally binding understandings, commitments or arrangements, whether written or oral (“Contracts”), to which Target or any Subsidiary is a party or to which any of its assets, rights or properties is bound (the “Material Contracts”):

(i) each Contract for the lease of personal property from or to third parties providing for annual lease payments or receivables in excess of $75,000;

(ii) each Contract pursuant to which any third party is indebted to or owes money to Target or such Subsidiary (other than amounts owed pursuant to any client engagement);

(iii) each Contract regarding a partnership, joint venture or similar undertaking or Contract involving a share of profits, losses, costs or liabilities;

(iv) each Contract pursuant to which Target or such Subsidiary has created, incurred, assumed or guaranteed Indebtedness or for a capital contribution or investment in or by any Person;

(v) each Contract that prohibits Target or such Subsidiary from conducting its business in the Ordinary Course of Business;

(vi) each Contract with any of the current or former officers, employees, directors, equity holders or Affiliates of Target or a Subsidiary;

(vii) each written agreement for the employment, or the engagement of the services, of any individual on a consulting, full-time or part-time basis providing base annual compensation in excess of $100,000;

(viii) any agreement (or group of related agreements) for the purchase of services, products, or other personal property, or for the furnishing or receipt of services, either the performance of which extends over a period of more than six (6) months or involves consideration in excess of $75,000;

(ix) any Contract (A) concerning (or that has covenants regarding) confidentiality or noncompetition obligations of Target or such Subsidiary or otherwise prohibiting Target or such Subsidiary from freely engaging in any line of business anywhere in the world, or (B) containing a “most favored nation,” exclusivity or similar provision;

(x) any franchise, license, sublicense, consent to use, settlements, coexistence agreements, covenants not to sue, permissions, royalty or other agreement relating to the Intangible Assets, excluding “off the shelf” non-exclusive software licenses with annual fees less than $25,000, but including all source code escrow agreements and open source or similar software licenses;

(xi) any Contract that would terminate by its terms or adversely affect Target or such Subsidiary as a result of consummation of the Transaction;

(xii) any Contract for the sale of any material asset of Target or any Subsidiary or the grant of any rights of first offer or refusal to purchase any such asset;

(xiii) any Contract with any Governmental Entity;

(xiv) each Real Property Agreement;

(xv) any Contract, since January 1, 2014, relating to the acquisition by Target or any Subsidiary of any business or any equity interests or assets of any other Person (other than acquisitions of assets in the Ordinary Course of Business), whether by merger, sale of stock, sale of assets or otherwise;

(xvi) any Contract (A) for the employment, or the engagement of services, of any Company Employee, which, if terminated, would give rise to any liability or obligation, (B) requiring any payments upon a change-of-control of Target or any Subsidiary, or (C) restricting the ability of any Company Employee to compete with Target or any Subsidiary;

(xvii) each Contract with the customers, suppliers, vendors and service providers set forth on Schedule 4(p); and

(xviii)(A) except with respect to settlements or compromises of any Actions related to product liability, any Contract involving a settlement or compromise of any Action in excess of Ten Thousand Dollars ($10,000) entered into since January 1, 2012, and (B) with respect to settlements or compromises of any Actions related to product liability, any Contract involving a settlement or compromise of any Action entered into since January 1, 1997.

Target has made available to Buyer a correct and complete copy of each Material Contract. Each Material Contract, and any other Contract otherwise material to the Business, Target, a Subsidiary, and any of their respective assets, rights or properties, is a legal, valid, enforceable and binding obligation of Target or the applicable Subsidiary, is in full force and effect and, to the Knowledge of Target, is a legal, valid, enforceable and binding obligation of the other parties thereto (in each case, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and (B) the availability of injunctive relief and other equitable remedies). Except as set forth on Schedule 4(o), neither Target nor any Subsidiary is in material breach of, and has not defaulted under (and has not taken or failed to take any action which, with or without the lapse of time or the giving of notice, or both, would constitute a material breach or default or would give the other party the right to cancel or terminate) any such Contract, nor, to the Knowledge of Target, has any other party breached or defaulted (or taken or failed to take any action which, with or without the lapse of time or the giving of notice, or both, would constitute a breach or default) under any such Contract. None of Sellers, Target or any Subsidiary has received any written or oral notice of the termination of any Material Contract or other such Contract by any counterparty thereto.

(p) Business Relations. Schedule 4(p) sets forth a list of (i) the top twenty (20) customers (including distributors) of Target and the Subsidiaries, taken as a whole, by bookings for (A) the twelve (12) months ended December 31, 2016 and (B) the twelve (12) months ended December 31, 2015 and (ii) the top ten (10) suppliers, vendors and service providers of the Business by purchases during (A) the twelve (12) months ended December 31, 2016 and (B) the twelve (12) months ended December 31, 2015, which list includes the complete name address and amount of bookings or purchases (as the case may be) for each such customer, supplier, vendor and service provider. Since January 1, 2015: (1) neither Target nor any Subsidiary has received notice from any Person regarding the intent of any such customer or supplier of the Business to cease or substantially reduce its purchase of goods and services from, or provision of goods and services to, the Business in an amount exceeding $75,000, (2) neither Target nor any Subsidiary has engaged in a material controversy or dispute with any customers or suppliers, (3) there has not occurred any change in the relationship with any material customers or material suppliers of Target or a Subsidiary and (4) except as set forth on Schedule 4(p), no such customer or supplier has indicated that there is expected to be any change in future pricing with Target or a Subsidiary.

(q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Target except as set forth on Schedule 4(q).

(r) Litigation. Schedule 4(r) sets forth each instance in which (i) Target, a Subsidiary, or any of its assets, rights or properties is subject to any outstanding Governmental Order, or any unsatisfied judgment, penalty, charge or award, and (ii) Target, a Subsidiary, or any of their respective Representatives in their capacities as such, is, or within the last three (3) years is or has been a party to any claim, action, arbitration, investigation, suit, grievance, unfair labor practice charge, administrative charge, proceeding, complaint, demand or hearing, of, in, or before any Governmental Entity or with any third party (“Action”). Except as set forth on Schedule 4(r), to the Knowledge of Target, no Action is threatened (including cease and desist letters or invitations to take a patent license) against Target, a Subsidiary, or any of their respective Representatives in their capacities as such, or which would reasonably be expected to affect the assets, rights or properties of Target or any Subsidiary.

(s) Employee Benefits.

(i) Schedule 4(s)(i) contains a true and complete list of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), including any “multiemployer plan” as defined in Section 3(37) of ERISA, each determined without regard to whether such plan is subject to ERISA, and each equity purchase, severance, employment, consulting, or other similar contract, arrangement or policy providing for compensation, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, equity compensation, employee loan and any other plan, agreement, program, fund, policy, or arrangement, qualified or nonqualified, that involves any pension, retirement, profit sharing, wellness, medical, voluntary employees’ beneficiary association or related trust, disability, group insurance, life insurance, severance pay, flexible benefit, excess or supplemental benefit, vacation, summer hours, stock-related, stock option, phantom stock, supplemental unemployment, layoff, retention, or incentives which (A) Target or any Subsidiary is or has been a party or sponsoring, participating or contributing employer or by which any of them is or has been bound and under which any current or former managers, directors, employees and other service providers of Target or any Subsidiary (each, a “Company Employee”) has any present or future right to benefits (the “Company Plans”) or (B) is not a Company Plan but under which Target or any Subsidiary or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code) (“ERISA Affiliate”) may otherwise have any liability, whether direct or indirect (including any such plan or arrangement formerly maintained by or participated in or contributed to by Target or any Subsidiary or any ERISA Affiliate) (the “Other Plans”). The Company Plans and Other Plans shall be collectively referred to herein as the “Employee Benefit Plans”.

(ii) With respect to each Company Plan, Target has made available to Buyer a current, accurate and complete copy of each Company Plan (or, to the extent no such copy exists, an accurate description) and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, or if such Company Plan is a prototype plan, then the opinion or notification letter which covers each such Company Plan, if applicable; (C) current summary plan description, summary of material modification and other written communications (or a description of any oral communications) by Target or its Subsidiaries to employees concerning the extent of the benefits provided under a Company Plan; (D) a summary of any proposed amendments or changes anticipated to be made to the Company Plans at any time within the twelve (12) months immediately following the date hereof, and (E) for the three (3) most recent years (1) all testing and reporting documentation required by the Code, (2) the Form 5500 and attached schedules, (3) audited financial statements and (4) actuarial valuation reports.

(A) Each such Company Plan (and each related trust, insurance contract, or fund) has been established, maintained, funded and administered in all material respects in accordance with the terms of such Company Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable Laws.

(B) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been timely made to each such Company Plan that is an Employee Pension Benefit Plan and all such contributions and other payments not yet due have been properly accrued on the books of Target and in accordance with Target’s usual account practice. All premiums or other payments that are due have been timely paid with respect to each such Company Plan that is an Employee Welfare Benefit Plan and all such premiums and other payments not yet due have been properly accrued on the books of Target and in accordance with Target’s usual account practice.

(C) Each such Company Plan that is intended to be qualified within the meaning of Code Section 401(a) is so qualified and either (1) has received a determination letter from the IRS to the effect that it meets the requirements of Code Section 401(a), (2) such determination letter has been filed with the IRS, or

(3) the Company Plan uses an IRS-approved prototype plan and adoption agreement that it is entitled to rely upon and to the Knowledge of Target nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(iii) No Employee Benefit Plan (A) is subject to Title IV or Section 302 of ERISA or Section 412 of the Code or (B) is a multiemployer plan (within the meaning of Section 3(37) of ERISA), and neither Target nor any Subsidiary nor ERISA Affiliate has at any time sponsored, maintained, administered, contributed to, or been required to contribute to, or has or has had any liability or obligation in respect of, any such plan. No Employee Benefit Plan is a multiple employer plan or a multiple employer welfare arrangement.

(iv) All Employee Benefit Plans subject to Section 409A of the Code are in documentary and operational compliance with the requirements of Section 409A and its underlying regulations and guidance and have been in such compliance since the earlier of December 31, 2010 or the establishment of such Employee Benefit Plan

(v) No event has occurred and no condition exists that would subject Target, either directly or indirectly by reason of its affiliation with any ERISA Affiliate, to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws.

(vi) With respect to any Employee Benefit Plan, (A) no Actions (other than routine claims for benefits in the ordinary course) are pending or, to the Knowledge of Target, threatened relating to or otherwise in connection with such Employee Benefit Plan, the assets thereof, or any fiduciaries or parties-in- interest, as defined under ERISA, (B) no facts or circumstances exist that could reasonably be expected to give rise to any such Actions, and (C) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the IRS or other Governmental Entity are pending or, to the Knowledge of Target, threatened.

(vii) No prohibited transactions or breaches of fiduciary duty with respect to any Employee Benefit Plan for which any liability, correction or reporting obligation remains outstanding.

(viii) Except as required under Section 601 et seq. of ERISA, no Employee Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment.

(ix) Except as set forth on Schedule 4(s)(ix), no Employee Benefit Plan exists that, as a result of the execution of this Agreement, member approval of this Agreement, or the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event(s)) will: (A) entitle any Company Employee to severance pay, unemployment compensation or any other payment or benefit, (B) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due to any employee, director, officer or independent contractor, (C) directly or indirectly cause

Target to transfer or set aside any assets to fund any benefits under any Employee Benefit Plan, (D) otherwise give rise to any material liability under any Employee Benefit Plan, or (E) limit or restrict the right to amend, terminate or transfer the assets of any Employee Benefit Plan on or following the Closing Date.

(t) Employees. Schedule 4(t) contains a true and complete list of each employee, joint employee, and independent contractor of Target and its Subsidiaries, including his or her name, job title, primary location of employment, and current annual base salary or fees, commission formulae and annual target bonus opportunity, to the extent applicable, paid or payable. As of the date hereof, all compensation, including wages, commissions and bonuses, payable to employees, joint employees, independent contractors or consultants of Target and its Subsidiaries for services performed on or prior to the date hereof have been paid in full (or accrued in full) and there are no outstanding agreements, understandings or commitments of Target and its Subsidiaries with respect to any compensation, commissions or bonuses. Neither Target nor any Subsidiary has experienced any strikes, labor grievances, claims of unfair labor practices or other collective bargaining disputes. To the Knowledge of Target, no organizational effort has, since January 1, 2014, or is being made or threatened by or on behalf of any labor union with respect to employees or joint employees of Target or its Subsidiaries. Neither Target nor any Subsidiary is a party to any collective bargaining agreement or other contract or agreement with any labor organization or other representative of any of Target’s or any Subsidiary’s employees or joint employees, nor is any such agreement presently being negotiated. No written action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any employee, joint employee, prospective employee, former employee, labor organization or other representative of Target’s or any Subsidiary’s employees is pending or, to the Knowledge of Target, threatened. Neither Target nor any Subsidiary is a party to, or otherwise bound by, any consent decree or conciliation agreement with, or citation by, any Governmental Entity relating to employees, joint employees or employment practices. Except as set forth on Schedule 4(t), Target and each Subsidiary is in material compliance with all applicable Laws, agreements, contracts, policies, plans, and programs relating to employment, employment practices, compensation, benefits, hours, terms and conditions of employment, and the termination of employment including, but not limited to, any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, the proper classification of employees and joint employees as exempt or non-exempt from overtime pay requirements, the provision of required meal and rest breaks, and the proper classification of individuals as contractors or employees under the Fair Labor Standards Act, any obligations under the Family Medical Leave Act, any obligations under any Law that prohibit employment discrimination, harassment, or retaliation based on age, ancestry, creed, color, disability, handicap, marital status, national origin, non-job related handicap or disability, race, religion, retaliation, sex, sexual orientation, veterans status, or any other characteristic proscribed by Law or activity protected by Law, any obligations under the Employee Retirement Income Security Act of 1974, and any obligations under Laws protecting whistleblowers. Except as set forth on Schedule 4(t), neither Target nor any Subsidiary will have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises under any applicable Law as a result of or in connection with the Transaction.

(u) Environmental, Health, and Safety Matters.

(i) Target and each Subsidiary is, and at all prior relevant times was, in compliance with all applicable Environmental, Health, and Safety Requirements.

(ii) Without limiting the generality of the foregoing, Target and each Subsidiary has obtained, has at all prior relevant times complied with, and is currently in compliance with, in each case in all material respects, all Permits that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its Business, and has not received any written notification that any such Permits are to be revoked or will not be renewed; a list of all such Permits is set forth on Schedule 4(u)(ii).

(iii) Neither Target nor any Subsidiary is subject to any action or proceeding under Environmental, Health, and Safety Requirements or has received any written notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to Target or any Subsidiary or their facilities arising under Environmental, Health, and Safety Requirements and, to the Knowledge of Target, none of the foregoing is or has been threatened.

(iv) Except as set forth on Schedule 4(u)(iv), neither Target nor any Subsidiary has generated any Hazardous Materials, and no Hazardous Materials are present, nor have any Hazardous Materials been disposed of, arranged to be disposed of, transported, released or threatened to be released to the Environment at or from any of the properties currently or formerly owned, leased, occupied or operated by Target or any Subsidiary in a condition or manner, or to a location, that could reasonably be expected to give rise to liability to Target or any Subsidiary under any Environmental, Health, and Safety Requirements. Except as set forth on Schedule 4(u)(iv), neither Target nor any Subsidiary has manufactured or distributed any product that contains Hazardous Materials. No urea formaldehyde foam insulation, asbestos or asbestos-containing materials, manufactured mineral fiber materials or materials containing or using polychlorinated biphenyls have been used, stored, installed, processed or transported in or from any of the Owned Real Property or the Leased Real Property or, to the Knowledge of Target, other real property previously owned or operated by Target or a Subsidiary.

(v) Except as set forth on Schedule 4(u)(v), neither Target nor any Subsidiary has assumed or provided indemnity against any liability of any other Person under or relating to any Environmental, Health, and Safety Requirements, and neither Target nor any Subsidiary has reported, or had any reason to report, to any Governmental Entity any release to the Environment of any Hazardous Material at, from, or under any real property owned, operated, occupied or otherwise used by Target or any Subsidiary.

(vi) Both the entry into this Agreement and consummation of the Transaction may occur without any prior filing being made by Target or any Subsidiary as a result of, and without any prior approval being obtained from a Governmental Entity acting to enforce, any Environmental, Health and Safety Requirements applicable to Target or

Subsidiary solely as a result of entry into this Agreement or the anticipated consummation of the Transaction. Target and Subsidiary are not aware of any “transaction-triggered” Environmental, Health and Safety Requirement applicable to consummation of the Transaction.

(v) Certain Business Relationships with Target and its Subsidiaries. Except as set forth on Schedule 4(v), none of Sellers nor their Affiliates, and no current or former Affiliate, officer, director, manager, employee or member of Target or any Subsidiary, is party to any Contract with Target or any Subsidiary, and no such Person has been involved in any business arrangement or relationship with Target or any Subsidiary within the past three (3) years other than in his or her employment capacity, and none of Sellers or their Affiliates owns any asset, tangible or intangible, that is used or held for use in the Business. Except as set forth on Schedule 4(v), there are no Contracts, Indebtedness or other liabilities between or among Target and/or any of the Subsidiaries.

(w) Product Liability. Each product manufactured, created, distributed or sold by or on behalf of Target or a Subsidiary has been in conformity with all applicable specifications, express and implied warranties and contractual commitments, and there are no claims pending or, to the Knowledge of Target, threatened for the breach of any express or implied warranty, other than pursuant to standard warranty obligations (to replace, repair or refund) incurred in the Ordinary Course of Business which are not, individually or in the aggregate, material in amount and do not exceed the reserve therefor included in the Interim Financial Statements. There is no hazard or defect in design, manufacture, materials or workmanship, including any failure to warn, relating to any product manufactured, created, distributed or sold by or on behalf of Target or a Subsidiary. Except as set forth on Schedule 4(w), there are not currently, and since January 1, 1997 there have not been, any product liability claims or, to the Knowledge of Target, threatened product liability claims, that relate to any product manufactured, created, distributed or sold by or on behalf of Target or a Subsidiary. None of Target, the Subsidiaries, or any of their respective Representatives has received written notice of any injury alleged to have occurred, in whole or in part, as a result of any hazard or defect in design, manufacture, materials or workmanship, including any failure to warn, relating to any product manufactured, created, distributed or sold by or on behalf of Target or a Subsidiary. There are no pending and, to the Knowledge of Target, there have been no threatened recalls, safety advisories, field safety notifications, corrective plans or similar Actions relating to the products manufactured, created, distributed or sold by or on behalf of Target or a Subsidiary. Except as set forth on Schedule 4(w), no product manufactured, created, distributed or sold by Target or a Subsidiary has ever contained asbestos.

(x) Insurance. Schedule 4(x) lists each insurance policy maintained by or for the benefit of Target or a Subsidiary (other than any group insurance policy that is part of an Employee Benefit Plan), as well as the policy limits for each such insurance policy and any amounts claimed against such insurance policy as of the date hereof. With respect to each such insurance policy: (i) the policy is valid, binding, enforceable, and in full force and effect; (ii) neither Target nor any Subsidiary nor, to the Knowledge of Target, any other party to the policy, is in material breach or default of the policy (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a material breach or default of, or permit termination, modification or acceleration under, the policy; (iii) no party to the policy has repudiated any material provision thereof; and (iv) no notice of cancellation, non-renewal, termination, amendment, or premium increase has been received with respect to the policy. Such insurance policies (A) taken together, provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law; and (B) satisfy any requirements to purchase insurance under any Permits or Material Contracts. There are no pending or threatened material claims as to which the insurers have denied coverage. Target has made available to Buyer prior to the date hereof a true and complete copy of each insurance policy listed on Schedule 4(x), as well as the current loss run report for each such insurance policy.

(y) Nondisclosure Agreements. All current exempt employees of Target and Subsidiaries have executed nondisclosure agreements with Target or such Subsidiary relating to the Business (standard forms of which agreements have been provided to Buyer). No Subsidiary has waived any rights under or modified the provisions of any such agreements.

(z) Banking Facilities. Schedule 4(z) sets forth a correct and complete list of (i) each bank, savings and loan or similar financial institution with which Target or a Subsidiary has an account or safety deposit box or other arrangement, and any numbers or other identifying codes of such accounts, safety deposit boxes or such other arrangements maintained by Target or a Subsidiary, and (ii) the names of all Persons authorized to draw on any such account or to have access to any such safety deposit box facility or such other arrangement.

(aa) Disclosure. Target has furnished to Buyer complete and accurate copies or originals of all documents and/or information requested by Buyer. No written disclosure (including the Disclosure Schedules attached hereto) or written statement of fact by Target contained in this Agreement and no written disclosure or written statement of fact furnished by Target to Buyer pursuant to this Agreement or pursuant to Buyer’s due diligence contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statement herein or therein contained not misleading. The Disclosure Schedules to this Agreement are complete and accurate in all material respects with respect to the information the Disclosure Schedules purport to provide.

(bb) No Additional Representations. Neither Principals nor Target are making any representation or warranty, express or implied, of any nature whatsoever with respect to Target, the Subsidiaries or the Business except for the representations and warranties expressly set forth herein.

SECTION 5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

(a) Access. Target and the Subsidiaries shall, and Principals shall cause Target and its Subsidiaries to (i) provide Buyer and its authorized Representatives with commercially reasonable access, during such times as Principals and Buyer shall reasonably agree in advance, to the properties, assets, premises, personnel, and books and records of Target and the Subsidiaries to make such reasonable investigations as Buyer shall desire to make, and (ii) furnish to Buyer and its authorized Representatives all such information with respect to the affairs of Target and its Subsidiaries and the Business as Buyer may reasonably request. Without limiting the generality of the foregoing, Target and the Subsidiaries shall, and Principals shall cause Target and the Subsidiaries to (A) provide Buyer and its authorized Representatives access to the customers, suppliers and other Persons having business relations with Target and the Subsidiaries, at such times and in the manner mutually agreed to by Buyer and Target, and (B) provide Buyer and its authorized Representatives commercially reasonable access to (1) records of Target and the Subsidiaries relating to any cost, liability or obligation arising from or under any Environmental, Health and Safety Requirements, and (2) any Owned Real Property or Leased Real Property (including, without limitation, soil, subsurface strata, ambient air, indoor air, water and groundwater at such real property), for the purpose of conducting assessments and investigations of such properties. Access to the Owned Real Property or Leased Real Property related to the foregoing investigations will be at Buyer’s sole risk and cost. Buyer shall indemnify, defend and hold harmless Target, Sellers and any Subsidiary from any and all Losses to any such real property or any Persons arising out of or related to the investigations conducted by Buyer or its Representatives except with respect to such Losses that are caused by Target, Sellers or any Subsidiary or any of their Representatives.

(b) Ordinary Course of Business. Target and each Subsidiary shall, and Principals shall cause Target and each Subsidiary to, (i) maintain the Owned Real Property and Leased Real Property in the Ordinary Course of Business, (ii) carry on the Business diligently, in the Ordinary Course of Business and substantially in the same manner as heretofore conducted, and (iii) not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation.

(c) Employee and Benefits Matters. Target and the Subsidiaries shall not, and Principals shall cause Target and the Subsidiaries not to, (i) grant any general or uniform increase in the rates of pay of Company Employees or (ii) grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any such Company Employees, in each case outside the Ordinary Course of Business. Target and the Subsidiaries shall not, and Principals shall cause Target and the Subsidiaries not to, (A) pay or agree to pay any benefit to (including severance or termination pay), (B) increase the compensation payable or to become payable to, or (C) increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any Company Employee, except for payments, annual merit increases and wages or salary increases made in the Ordinary Course of Business or required by any Contract or any Employee Benefit Plan in effect on the date hereof.

(d) No Dividends, Distributions or Repurchases. Target and the Subsidiaries shall not, and Principals shall cause Target and the Subsidiaries not to, declare or pay any distributions or dividends on, or to make any other distribution in respect of, any equity interests of Target or any Subsidiary or purchase, redeem or acquire for value any equity interests of Target or any Subsidiary, except for distributions to fund Sellers’ tax obligations that arise from ownership of the Membership Interests pursuant to Target’s Limited Liability Company Agreement and except as set forth on Schedule 5(d).

(e) Contracts and Commitments. Without Buyer’s consent, which shall not be unreasonably withheld, conditioned or delayed, Target and the Subsidiaries shall not, and Principals shall cause Target and the Subsidiaries not to, enter into any Contract or engage in any transaction outside of the Ordinary Course of Business or modify, amend or terminate any Material Contract.

(f) Insurance. Target and the Subsidiaries shall, and Principals shall cause Target and the Subsidiaries to, maintain in place the insurance policies set forth on Schedule 4(x).

(g) Preservation of Organization. Target and each Subsidiary shall, and Principals shall cause Target and each Subsidiary to, use reasonable best efforts to preserve intact the Business, including its present operations, physical facilities, working conditions, and relationships with Company Employees, suppliers, customers, landlords, creditors, agents and others having business relationships with Target or such Subsidiary.

(h) No Default. Target and the Subsidiaries shall not, and Principals shall cause Target and the Subsidiaries not to, perform, cause or permit any act or omission to act, which will cause a material breach of any Material Contract, commitment or obligation of Target or a Subsidiary.

(i) Actions. Except for Actions relating to the collection of accounts receivable, Target and the Subsidiaries shall not, and Principals shall cause Target and the Subsidiaries not to, initiate any Action or settle or compromise any Action against Target or a Subsidiary.

(j) Other Actions. Target and the Subsidiaries shall not, and Principals shall cause Target and the Subsidiaries not to, take any action which, if taken between December 31, 2016 and the date of this Agreement, would have been required to be disclosed pursuant to Section 4(j).

(k) Compliance with Laws. Target and the Subsidiaries shall, and Principals shall cause Target and the Subsidiaries to, comply with all applicable Laws and Governmental Orders with respect to the Business.

(l) Notifications.

(i) Target or Sellers’ Representative will promptly advise Buyer in writing of any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty set forth in Section 3(a) or Section 4 not being true and correct, or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 2(d)(iii) to be satisfied. Buyer’s receipt of information pursuant to this Section 5(l) shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Target, Principals or Sellers in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules unless expressly set forth therein.

(ii) Buyer will promptly advise Sellers’ Representative, in writing, of any breach or threatened breach of Sellers’, Principals’ or Target’s representations and warranties that Buyer may become aware of prior to Closing, whether through its due diligence or otherwise.

(m) Governmental Approvals.

(i) Subject to the terms and conditions herein, each of the Parties agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to consummate and make effective as promptly as practicable the Transaction. Subject to appropriate confidentiality protections, each Party hereto shall furnish to the other Parties such necessary information and reasonable assistance as such other Parties may reasonably request in connection with the foregoing.

(ii) Each of the Parties shall cooperate with one another and use commercially reasonable efforts to prepare all necessary documentation (including furnishing all information required under the HSR Act) to effect promptly all necessary filings and to obtain all Consents necessary to consummate the Transaction. Each Party hereto shall provide to the other Parties copies of all correspondence between it (or its Representatives) and any Governmental Entity relating to the Transaction or any of the matters described in this Section 5(m). Each Party shall promptly inform the other Parties in writing of any oral communication, and provide copies of written communications, with any Governmental Entity regarding any such filings. No Party shall independently participate in any formal meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other Parties prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate. Subject to applicable Law, the Parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party hereto relating to proceedings under the HSR Act.

(iii) Without limiting the generality of the undertakings pursuant to this Section 5(m), the Parties shall provide or cause to be provided as promptly as practicable to any applicable Governmental Entity information and documents requested by such Governmental Entity or necessary, proper or advisable to permit consummation of the Transaction, including filing any notification and report form and related material required under the HSR Act as promptly as practicable, but in no event later than five (5) business days after the date hereof, and thereafter to respond promptly to any request for additional information or documentary material that may be made.

(iv) Further, each of the Parties shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any applicable Governmental Entity with respect to the Transaction. Each of the Parties shall use its commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act with respect to the Transaction as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary set forth herein, nothing in this Agreement shall require any Party or any of their respective Affiliates (A) to commence, appeal or participate in any Action arising out of or with respect to the transactions, filings and approvals contemplated by this Section 5(m) or (B) to divest or hold separate any assets, rights or properties owned prior to the Closing Date.

(n) Consents of Third Parties. Principals and Target will use commercially reasonable efforts to secure before the Closing Date the Consents set forth on Schedule 4(d), in form and substance satisfactory to Buyer.

(o) Satisfaction of Conditions Precedent. Each Party shall use its commercially reasonable efforts to cause the satisfaction of conditions precedent contained in Section 2(d).

(p) Exclusive Dealing.

(i) Target shall not, and Principals shall cause Target, its Affiliates and their respective Representatives not to, directly or indirectly: (A) solicit or initiate any inquiries or the making of any proposal from a Person or group of Persons other than Buyer and its Affiliates that constitutes, or could reasonably be expected to lead to, an Alternative Transaction or a transaction that would conflict with or impede the Transaction; (B) enter into or participate in any discussions or negotiations with any Person or group of Persons other than Buyer and its Affiliates regarding an Alternative Transaction or a transaction that would conflict with or impede the Transaction; (C) furnish any non-public information relating to Target or any of its Subsidiaries or their respective assets or businesses, or afford access to the assets, business, properties, books or records of Target or any of its Subsidiaries to any Person or group of Persons other than Buyer and its Affiliates, in all cases for the purpose of assisting with or facilitating an Alternative Transaction or a transaction that would conflict with or impede the Transaction; or (D) enter into an Alternative Transaction or any Contract, including any letter of intent, term sheet or other similar document, relating to an Alternative Transaction or a transaction that would conflict with or impede the Transaction. Should Target or any of its Affiliates or Representatives receive any proposal, inquiry or contact about any of the activities referred to in this Section 5(p), Target shall, and Principals shall cause Target to, by the close of the next business day, give written notice thereof to Buyer and promptly provide Buyer with such information regarding such proposal, inquiry or contact as Buyer may reasonably request.

(ii) For purposes of this Section 5(p), an “Alternative Transaction” is any (A) direct or indirect acquisition of assets of Target or its Subsidiaries equal to five percent (5%) or more of the fair market value of the consolidated assets of Target and the Subsidiaries or to which five percent (5%) or more of the net revenues or net income of Target and the Subsidiaries on a consolidated basis are attributable, (B) direct or indirect acquisition of any of the equity interests of Target or any of its Subsidiaries, or (C) merger, consolidation, other business combination or similar transaction involving Target or any of its Subsidiaries, in all cases where such transaction is to be entered into with any Person or group of Persons other than Buyer or its Affiliates.

(q) Title Commitment. Buyer shall be entitled to obtain a commitment for an ALTA Owner’s Title Insurance Policy or other form of policy acceptable to Buyer for each Owned Real Property (each a “Title Commitment” and the title policy issued therefrom insuring Buyer’s fee simple title to each parcel of Owned Real Property, a “Title Policy” or the “Title Policies”) issued by Buyer’s title insurance company (the “Title Company”), together with a copy of all documents referenced therein, the search costs of which shall be paid for by Buyer at its sole cost and expense (it being understood that Buyer shall also pay for all Title Insurance premiums, endorsements, and other fees or charges of the Title Company in connection with the Title Policies); provided, however, that Buyer shall use commercially reasonable efforts to ensure that the process related to obtaining such Title Commitment shall not result in a delay of the Closing or an extension of the Closing Date. Target and the Subsidiaries shall, and Principals shall cause Target and the Subsidiaries to, use commercially reasonable efforts to assist Buyer in obtaining the Title Commitments, Title Policies and Surveys in form and substance as set forth in Section 2(d)(iii) of this Agreement, within the time periods set forth therein, including removing from title any Liens. Target shall, and shall cause the Subsidiaries to, provide the Title Company with any affidavits, indemnities, memoranda or other assurances requested by the Title Company to issue the Title Policies.

(r) Liquidation of Investments. Target and each Subsidiary shall, and Principals shall cause Target and each Subsidiary to, liquidate or otherwise divest from all available-for-sale securities prior to the Closing.

SECTION 6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing:

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 7).

(b) Tax Matters.

(i) Responsibility for Filing Tax Returns. Sellers’ Representative shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns with respect to Target for taxable periods ending on or prior to the Closing Date (a “Pre-Closing Tax Period”), including those that are filed after the Closing Date, in a manner which is consistent with past practice except for changes in applicable Law or changes in fact. Sellers’ Representative shall provide such Pre-Closing Tax Period Tax Returns (including supporting work papers and any other information reasonably requested by Buyer) to Buyer at least thirty (30) days prior to the date on which such Tax Returns are required to be filed (taking into consideration applicable extensions) for its review and comment. Within ten (10) days after the receipt of any Pre-Closing Tax Period Tax Return, Buyer will submit to Sellers’ Representative in writing any proposed changes to such Tax Return. Buyer and Sellers’ Representative will endeavor in good faith to resolve any differences with respect to the Pre-Closing Tax Period Tax Return within fifteen (15) days after Sellers’ Representative’s receipt of written proposed changes from Buyer. Sellers shall timely pay all Target’s Taxes due and owing with respect to any Pre-Closing Tax Period Tax Return. In the case of any Tax Return for a Straddle Period, such Tax Returns shall be prepared by Buyer in a manner consistent with past practice except for changes in applicable Law or changes in fact. Buyer shall provide any Straddle Period Tax Returns (including supporting work papers and any other information reasonably requested by Sellers’ Representative) to Sellers’

Representative at least thirty (30) days prior to the date on which such Tax Returns are required to be filed (taking into consideration applicable extensions) for its review and comment. Within ten (10) days after the receipt of any Straddle Period Tax Return, Sellers’ Representative will submit to Buyer in writing any proposed changes to such Tax Return. Buyer and Sellers’ Representative will endeavor in good faith to resolve any differences with respect to the Straddle Period Tax Return within five (5) days after Buyer’s receipt of written proposed changes from Sellers’ Representative. Sellers’ Representative shall timely pay all Target Taxes due and owing with respect to any Pre-Closing Straddle Period as determined pursuant to Section 6(b)(iii). Any unresolved disputes regarding a Pre-Closing Tax Period Tax Return or Straddle Period Tax Return will be resolved by the Arbitrating Accountant (or another nationally recognized independent public accounting firm agreed upon by Buyer and Sellers’ Representative), the costs of which shall be borne by each Party in the percentage inversely proportionate to the percentage of the total amount of the total items submitted for dispute that are resolved in such Party’s favor. The determination of the Arbitrating Accountant shall be binding on the Parties. In the event the Arbitrating Accountant does not resolve any disputed issue prior to the due date for such Tax Return, then such Tax Return shall be filed as previously prepared by Sellers’ Representative or Buyer, as applicable, (reflecting any changes agreed to by Buyer and Sellers’ Representative) and Buyer shall use reasonable efforts to file an amended Tax Return to reflect the Arbitrating Accountant’s final resolution of such disputed issue. Except as otherwise required by Law, without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of Sellers’ Representative, neither Buyer nor Target shall (A) file any Tax Return (amended or otherwise) with respect to Target for any Pre-Closing Tax Period or (B) enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target for any Pre-Closing Tax Period, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, in each case to the extent such action would increase the Tax liability of Sellers or the liability of Sellers under this Agreement.

(ii) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the Transaction and the transfer of the Membership Interests including, without limitation, a deemed transfer of the Owned Real Property (collectively, “Transfer Taxes”) shall be borne by Buyer and shall be paid when due. Buyer shall file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation (“Transfer Tax Returns”). Sellers and Sellers’ Representative agree to cooperate with Buyer in the filing of any Transfer Tax Returns, including promptly supplying any information in their possession that is reasonably necessary to complete such returns.

(iii) Payment of Pre-Closing Taxes. Sellers’ Representative shall pay to Buyer (by release of Escrow Funds as set forth in Section 7(g)), at least two (2) business days prior to the date on which the Tax Returns for the Pre-Closing Tax Period and for the Straddle Period are due, at least two (2) business days prior to the date on which the Transfer Tax Returns are due, and at least two (2) business days prior to the date that any other payment of Taxes with respect to a Pre-Closing Tax Period or Pre-Closing Straddle Period are due, the amount of any unpaid Taxes of Target with respect to any Pre-Closing Tax Period and any Pre-Closing Straddle Period, plus Sellers’ portion of the costs described in Section 6(b)(ii).

(iv) Straddle Period Allocation. The Parties shall cause, to the maximum extent possible under applicable Law, any taxable period of Target that would otherwise be a Straddle Period to end on the Closing Date. In order to apportion appropriately any Taxes relating to the Straddle Period, Buyer shall cause Target, to the extent permitted by Law, to elect with the relevant Taxing Authority to treat for all Tax purposes the Closing Date as the last day of the taxable period of Target. In any case where applicable Law does not permit Target to treat the Closing Date as the last day of the taxable year or period, for purposes of this Agreement, the portion of any Tax payable with respect to a Straddle Period will be allocated between the period of the Straddle Period that extends before the Closing Date through (and including) the Closing Date (the “Pre-Closing Straddle Period”) and the period of the Straddle Period that extends from the day immediately after the Closing Date to the end of the Straddle Period in accordance with this Section 6(b)(iv). The portion of such Tax attributable to the Pre-Closing Straddle Period shall (A) in the case of any Taxes other than sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, such Taxes shall be deemed to be the amount of such Tax for the entire taxable period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of days in the taxable year or period ending on the Closing Date and the denominator of which is the number of days in the Straddle Period, and (B) in the case of any sales or use taxes, value-added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, on a “closing of the books basis” by assuming that the books of Target were closed at the end of the day on the Closing Date; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two (2) taxable years or periods on a daily basis.

(v) Transaction Tax Deductions. To the extent permitted by Law, any and all deductions related to (A) expenses with respect to Indebtedness being paid by or on behalf of Target in connection with the Closing, and (B) all Transaction Expenses and payments that are paid by or on behalf of Target prior to or in connection with the Closing and deductible by Target for Tax purposes, including Transaction Expenses and other fees and expenses of legal counsel, accountants, investment bankers and Sellers’ Representative (such deduction described in clauses (A) and (B), the “Transaction Tax Deductions”) shall be treated for Income Tax purposes as having been incurred by Target in, and reflected as a deduction on the Income Tax Returns of Target for, the taxable period or portion thereof ending on the Closing Date.

(vi) Contest Provisions. Each Seller shall promptly notify Buyer in writing upon receipt by Seller, and Buyer shall promptly notify Sellers’ Representative in writing upon receipt by Buyer, any of its Affiliates, or Target, of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities of Target or any Seller for periods or portions thereof ending on, before, or including the Closing Date, including the Pre-Closing Straddle Period (“Tax Proceeding”), provided that failure to provide notice of a Tax Proceeding shall not relieve any Party of its obligations pursuant to this Agreement except to the extent such Party was materially prejudiced by such failure. Buyer, at Buyer’s expense, shall control the conduct of such Tax Proceeding and Sellers’ Representative shall have the right to receive copies of all material documentation and information relating thereto and to attend or participate in such Tax Proceeding. Buyer shall not settle, compromise or concede any such Tax Proceeding without the consent of Sellers’ Representative, which consent shall not be unreasonably withheld, delayed or conditioned.

(vii) Tax Cooperation. Sellers, Sellers’ Representative, Target and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors, successors, permitted assigns and legal representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.

(viii) Refunds and Credits. Any refunds or credits of Taxes of Target plus any interest received with respect thereto (net of any Taxes imposed on such interest) from the applicable Taxing Authority for any Pre-Closing Tax Period and the Pre-Closing Straddle Period (excluding refunds or credits arising by reason of the carryback of any items attributable to any period or portion thereof beginning after the Closing Date) received within three (3) years of the payment of the Tax shall be for the account of Sellers to the extent such refund or credit of Tax exceeds the amount of such benefit shown as a current asset in Closing Date Working Capital as reflected in the Closing Statement and shall be paid by Buyer to Sellers’ Representative within ten (10) days after Buyer or Target receives such refund or after the relevant Tax Return is filed in which a credit is applied against Buyer’s, Target’s, or any of their successor’s liability for Taxes. For purposes of this Section 6(b)(viii), where it is necessary to apportion any such refund, credit or reduction between Buyer and Sellers for a Straddle Period, such refund, credit or reduction shall be apportioned in the same manner that a comparable or similar Tax liability would be apportioned pursuant to Section 6(b)(iv). If any refunds or credits or any related interest previously paid to Sellers’ Representative pursuant to this Section 6(b)(viii) is required to be repaid to a Taxing Authority or is subsequently disallowed by a Taxing Authority, then Sellers’ Representative shall be required to repay to Buyer such previously paid amounts.

(ix) Tax Sharing Agreements. All Tax-sharing agreements or similar agreements with respect to or involving Target shall be terminated as of the Closing Date and, after the Closing Date, Target shall not be bound thereby or have any liability thereunder.

(x) Section 338(h)(10) Election.

(A) Sellers shall join with Buyer in making an election under Section 338(h)(10) of the Code and a protective election under Section 336(e) of the Code with respect to the acquisition of the Membership Interests pursuant to this Agreement and any corresponding available elections under state, local or foreign law with respect to the acquisition of the Membership Interests pursuant to this Agreement (the “Section 338(h)(10) Election”); provided, however, that Buyer shall not make a 338(h)(10) election for New Hampshire state tax purposes. At the Closing, Sellers’ Representative shall deliver a properly completed (1) Internal Revenue Service Form 8023 making the Section 338(h)(10) Election and the documentation required to make the protective election under Section 336(e) of the Code and (2) any similar forms under applicable state, local and foreign income tax law (collectively, the “Tax Election Forms”). Following the Closing, Sellers shall promptly take all steps reasonably requested by Buyer to properly file the Section 338(h)(10) Election including, but not limited to, executing or re-executing any Tax Election Forms.

(B) Within thirty (30) days following the determination of Closing Date Working Capital in accordance with Section 2(f), Buyer shall provide Sellers’ Representative with a proposed allocation of the “adjusted grossed-up basis” as defined in Treasury Regulation 1.338-5(a) (“AGUB”) among the assets of Target in accordance with Treasury Regulation Sections 1.338-6 and 1.338-7 for purposes of the Section 338(h)(10) Election (the “Allocation”). In the case of any adjustment to the AGUB requiring an amendment to the Allocation, Buyer shall initially prepare such amendment. Upon receipt from Buyer, Sellers’ Representative shall have thirty (30) days to review the determinations set forth in the Allocation (the “Allocation Review Period”). If Sellers’ Representative disagrees with any determinations set forth on the Allocation, then Sellers’ Representative shall, on or prior to the last day of the Allocation Review Period, deliver a written notice to Buyer (the “Allocation Notice of Objection”), setting forth its objections. Unless Sellers’ Representative delivers the Allocation Notice of Objection to Buyer within the Allocation Review Period, Sellers shall be deemed to have accepted the determinations set forth in the Allocation. If Sellers’ Representative delivers the Allocation Notice of Objection to Buyer within the Allocation Review Period, then Buyer and Sellers’ Representative shall, during the thirty (30) days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed determinations. At the end of any such period or any mutually agreed extension thereof, any remaining disputes between Buyer and Sellers’ Representative shall be resolved by the Arbitrating Accountant in accordance with the dispute resolution mechanism set forth in Section 2(f). In case of any adjustment to the Purchase Price (or any other item of consideration for United States federal income tax purposes), requiring an amendment to the Allocation, Buyer shall amend the Allocation in accordance with the principles set forth in this Section 6(b)(x) and shall provide such amended Allocation to the Sellers’ Representative (which, subject to the dispute resolution provisions set forth in this

Section 6(b)(x), shall become the Allocation). The Parties agree not to take any position, in connection with any Tax Return, audit or similar proceeding related to Taxes, that is inconsistent with the Allocation or the Section 338(h)(10) Election unless required by applicable Law to do so.

(c) Director and Officer Liability, Indemnification and Insurance. For a period of six (6) years after the Closing Date, Buyer shall not, and shall not permit Target or any Subsidiary to adversely amend, repeal or modify any provision in the certificate of formation, operating agreement or bylaws of Target or its Subsidiaries or provisions adopted by Target or its Subsidiaries relating to the exculpation or indemnification of any current or former officer, manager, director or similar functionary (unless required by Law), it being the intent of the Parties that the officers, managers, directors and similar functionaries of Target and any Subsidiary shall continue to be entitled to such exculpation and indemnification to the fullest extent of the Law. If, prior to the Closing Date, Target purchases a fully-paid “tail” insurance policy with a claims period of six (6) years from and after the Closing Date from Target’s current insurance carrier with respect to Target’s and any Subsidiary’s directors’, managers’ and officers’ liability insurance and fiduciary liability insurance for matters existing or occurring at or prior to the Closing Date (including in connection with this Agreement or the Transaction or actions contemplated hereby) (a “D&O Policy”), then, for a period of six (6) years after the Closing, Buyer shall, and shall cause Target to, not terminate such D&O Policy. Notwithstanding the foregoing, Target does not have any obligation to purchase a D&O Policy; provided however, that if Target does purchase a D&O Policy, then it will make coverage under any such policy available to any Person who was a manager, director or officer of Target prior to the Closing. The provisions of this Section 6(c) are intended for the benefit of, and will be enforceable by, each current and former manager, officer, director or similar functionary of Target and his or her heirs and Representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have had by contract or otherwise.

(d) Restrictive Covenants.

(i) For a period of five (5) years from and after the Closing Date (the “Restricted Period”), each Seller agrees that he, she or it will not, directly or indirectly, anywhere in the world, render services, engage or have a financial interest in the Business, other than as such Seller may be employed or retained by Buyer or one of its Affiliates (including Target and the Subsidiaries) post-Closing, provided however, that a Seller’s ownership of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall not be deemed engagement, solely by reason thereof, in the Business. Each Seller covenants and agrees that during the Restricted Period such Seller shall not, directly or indirectly: (A) solicit, encourage, cause or attempt to cause any customer, vendor or other third party having business dealings with Target or any of its Subsidiaries not to do business with, or to reduce any part of its business, with Target or any of its Subsidiaries, or (B) hire, engage or solicit, or otherwise cause to leave their employment with Target or any of its Subsidiaries, any employee or independent contractor of Target, a Subsidiary, or Buyer (or its Affiliates) who was an employee or independent contractor of Target or any of its Subsidiaries at any time during the twelve (12) month period immediately prior to the Closing, provided, however, that general solicitations of employment by means of newspaper, periodical or trade publication advertisements or through the use of an executive search firm not directed at employees of Buyer or its Affiliates (including Target and its Subsidiaries) shall not constitute a violation of this provision.

(ii) The Parties recognize that the Laws and public policies of the various states of the United States and other jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth in this Section 6(d). It is the intention of the Parties that the provisions of this Section 6(d) be enforced to the fullest extent permissible under the applicable Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section 6(d) shall not render unenforceable, or impair, the remainder of the provisions of this Section 6(d). Accordingly, if any provision of this Section 6(d) shall be judicially determined by a court of competent jurisdiction and venue to be invalid or unenforceable, then such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction. The Parties (A) have carefully read and understand all of the provisions of this Agreement and have had the opportunity for this Agreement to be reviewed by counsel and (B) acknowledge that the duration, geographical scope and subject matter of this Section 6(d) are reasonable and necessary to protect the goodwill, customer relationships, legitimate business interests, trade secrets and confidential information of the Business.

(iii) The Parties acknowledge and agree any breach of this Section 6(d) would cause irreparable injury, that any remedy at law for any breach of the provisions of this Section 6(d) would be inadequate, and that, in the event of a breach of this Section 6(d), Buyer shall, in addition to any other rights or remedies that Buyer may have, be entitled to specific performance and equitable relief, including the issuance of a temporary or permanent injunction by a court of competent jurisdiction, without a requirement for a posting of bond.

(e) Confidentiality.

(i) Each Seller agrees, severally and not jointly, that from and after the Closing Date such Seller shall hold the Confidential Information in the strictest confidence and shall not, and shall cause its Affiliates and their respective Representatives (the “Seller Related Parties”) not to, directly or indirectly, use, make available, sell, publish, reproduce, disclose or otherwise communicate or disseminate to any third party, any Confidential Information. Without limiting the foregoing, each Seller and the Seller Related Parties may furnish such portion (and only such portion) of the Confidential Information as any such party reasonably determines it is legally obligated to disclose if (A) it receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena, civil investigative demand or order issued by a Governmental Entity; (B) to the extent practicable and not inconsistent with such request, it notifies Buyer of the existence, terms and circumstances surrounding such request and consults with Buyer on the advisability of taking steps available under applicable Law to resist or narrow such request; and (C) upon Buyer’s request, it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information; provided, that Buyer shall reimburse each Seller or Seller Related Party for all reasonable costs incurred in connection with such Seller’s or Seller Related Party’s compliance with clause (C), with such reimbursement occurring within thirty (30) days after such Seller, on its behalf or on behalf of the applicable Seller Related Party, presents to Buyer reasonable documentation of such expenditures.

(ii) For purposes of this Agreement, “Confidential Information” is all non-public, confidential information in whatever form, tangible or intangible, pertaining in any manner to the Business; provided, that Confidential Information does not include (A) information that is or becomes generally available to the public, other than as a result of disclosure by a Seller or its Affiliates or Representatives in violation of this Agreement, (B) information that becomes available to a Seller from a Person other than Buyer or its Affiliates (including Target and its Subsidiaries) after the Closing on a non-confidential basis, provided that such Person was not known by such Seller to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such materials, or (C) information that is independently developed by a Seller without reference to any Confidential Information. By example and without limiting the foregoing definition, Confidential Information shall include, but not be limited to:

(A) formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, inventions, ideas, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results and research projects;

(B) information about costs, profits, prices, markets, sales, contracts and lists of customers, suppliers and distributors;

(C) research, development, business, marketing and strategic plans;

(D) forecasts, unpublished financial information, budgets, projections and customer identities, characteristics and agreements; and

(E) employee personnel files and compensation information.

Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the Business and all information of which the unauthorized disclosure could be detrimental to the interests of the Business, whether or not such information is identified as Confidential Information.

(f) Release. Each Seller, severally and not jointly, for itself, and its Affiliates, successors and assigns (and in the case of an entity, its officers, directors, trustees and owners) (collectively, the “Releasors”), hereby forever fully and irrevocably releases and discharges Target, each Subsidiary, and their respective predecessors, successors, Affiliates and Representatives (collectively, the “Released Parties”) from any and all Actions, claims, demands, debts, agreements, obligations, promises, judgments, or liabilities of any kind whatsoever in law or equity and causes of action of every kind and nature, or otherwise (including, claims for damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses) arising out of or related to events, facts, conditions or circumstances existing or arising prior to the Closing Date, which the Releasors can, shall or may have against the Released Parties, whether known or unknown, including indemnification claims relating to pre-Closing activities (collectively, the “Released Claims”), and hereby irrevocably agrees to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any Action of any kind, in any court or before any tribunal, against any Released Party based upon any Released Claim. Notwithstanding the preceding sentence of this Section 6(f), “Released Claims” does not include, and the provisions of this Section 6(f) shall not release or otherwise diminish, (i) the obligations of any Party set forth in or arising under any provisions of this Agreement or the agreements contemplated in connection herewith, and (ii) if such Seller is an employee of Target, then in respect of (A) the current year’s accrued but unpaid compensation, and (B) such employee’s outstanding benefits under the Employee Benefit Plans of Target as of the Closing Date.

(g) Physical Inventory. Buyer shall take a full physical inventory of all of the inventory of Target and the Subsidiaries (which for purposes hereof shall include all raw materials, works-in-process and finished goods) within two (2) business days following the Closing Date and shall provide Sellers’ Representative and its authorized Representatives access to the Owned Real Property and the Leased Real Property in order to attend and participate in such inventory.

(h) Defense of Claims and Litigation. Without limiting Buyer’s rights or Sellers’ or Principals’ obligations under Section 7, upon the reasonable request of Buyer, Sellers or Sellers’ Representative on behalf of Sellers shall consult, confer and cooperate in good faith on a reasonable basis, at Buyer’s sole cost and expense, with Buyer and Buyer’s Affiliates (including the making available of witnesses and cooperation in discovery proceedings) in the conduct or defense of any Action against Buyer or any of its Affiliates by any third party with respect to any matter that relates to the conduct of the Business, whether known as of the Closing Date or arising thereafter.

(i) Anti-Trust Policy. Buyer acknowledges the Globe Companies Antitrust Compliance Policy dated on or about December, 2016 as adopted by the Board of Managers of Target on December 22, 2106, and agrees that it will maintain equivalent or stricter compliance protections with respect to Target and the Subsidiaries following the Closing.

(j) Data Room. Within fifteen (15) days after the Closing Date, Sellers’ Representative will provide to Buyer, or cause to be provided to Buyer, an electronic copy, whether by thumb drive, CD-ROM or other electronic means, of all documents posted to Data Room from the date of inception of the Data Room through the Closing Date.

SECTION 7. REMEDIES FOR BREACHES OF THIS AGREEMENT.

(a) Survival of Representations and Warranties and Covenants.

(i) All of the representations and warranties of Principals and Target contained in Section 4 (other than the Fundamental Representations, Statutory Representations and Special Representations) shall survive the Closing and shall continue in full force and effect for a period of fifteen (15) months after the Closing Date. All of the representations and warranties contained in Section 4(k) (Legal Compliance) (the “Statutory Representations”) shall survive the Closing and shall continue in full force and effect for a period of two (2) years after the Closing Date. All of the representations and warranties contained in Section 4(s) (Employee Benefits) and Section 4(u) (Environmental, Health and Safety Matters) (the “Special Representations”) shall survive the Closing and shall continue in full force and effect for a period of two (2) years after the Closing Date. All of the representations and warranties contained in Section 3 and Section 4(a) (Organization), Section 4(b) (Authorization), Section 4(c) (Capitalization), Section 4(d) (Non-contravention), Section 4(f)(i) (Title to Tangible Assets), Section 4(n)(ii) (Title to Intangible Assets), and Section 4(l) (Tax Matters) (collectively, the “Fundamental Representations”) shall survive the Closing and shall continue in full force and effect until the expiration of the applicable statute of limitations.

(ii) Each of the covenants and other agreements of a Party shall survive in accordance with its express terms or in the absence of such terms until the expiration of the applicable statute of limitations with respect to such covenant or agreement.

(iii) None of Buyer, Sellers or Principals shall have any liability whatsoever with respect to any breach of or inaccuracy in any representation and warranty or any breach of covenant, as the case may be, unless a claim is made hereunder prior to the expiration of the applicable survival period for such representation and warranty or covenant, in which case such representation and warranty or covenant, as the case may be, shall survive as to such claim until such claim has been finally resolved; provided that the foregoing shall not apply in the case of fraud, intentional misrepresentation or willful misconduct.

(b) Indemnification Provisions for Buyer’s Benefit.

(i) From and after the Closing, Sellers agree to and shall severally, but not jointly, indemnify, defend and hold harmless Buyer, its Affiliates, their respective Representatives, and each of their respective successors and assigns (the “Buyer Indemnitees”) against any Losses incurred by them to the extent arising out of, relating to, or resulting from: (A) the breach of or inaccuracy in any representation or warranty made by such Seller contained in Section 3(a), and (B) any nonfulfillment or breach of any covenant, agreement or obligation of such Seller contained in this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto.

(ii) From and after the Closing, Principals and Sellers agree to and shall, jointly and severally, indemnify, defend and hold harmless the Buyer Indemnitees against any Losses incurred by them to the extent arising out of, relating to, or resulting from: (A) the breach of or inaccuracy in any representation or warranty made by Target or Principals contained in Section 4, (B) any nonfulfillment or breach of any covenant, agreement or obligation of Target, Sellers’ Representative, any Principal or any Seller contained in this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto, (C) Transaction Expenses or costs, including without limitation, fees and expenses relating to any investment banker, broker, lawyer or accountant, incurred by or on behalf of Target in connection with this Agreement and the Transaction, (D) any Indebtedness of Target, (E) any Taxes of Target or its Subsidiaries with respect to any Pre-Closing Tax Period or any Pre-Closing Straddle Period, (F) all Taxes associated with the sale of the Membership Interests, including any Taxes of Target resulting from the Section 338(h)(10) Election (except with respect to any Section 338(h)(10) state election), or (G) the matters disclosed on Schedule 7(b)(ii)(G).

(c) Indemnification Provisions for Sellers’ Benefit. From and after the Closing, Buyer agrees to and shall indemnify, defend and hold harmless each Seller, Sellers’ Representative, each of their Affiliates and Representatives, and each of their respective successors and assigns (the “Seller Indemnitees”) against any Losses incurred by them to the extent arising out of, relating to, or resulting from: (i) the breach of or inaccuracy in any representation or warranty made by Buyer in Section 3(b), and (ii) any nonfulfillment or breach of any covenant, agreement or obligation of Buyer contained in this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto.

(d) Limitation on Indemnification.

(i) Except as set forth in Section 7(d)(ii) below, no indemnification shall be available to Buyer Indemnitees or Seller Indemnitees pursuant to Section 7(b)(i)(A), Section 7(b)(ii)(A) or Section 7(c)(i), as the case may be, unless and until the aggregate amount of Losses for which indemnification would otherwise be available under Section 7(b)(i)(A), Section 7(b)(ii)(A) or Section 7(c)(i), as the case may be, equals or exceeds seven-tenths of one percent (0.7%) of the Base Purchase Price, in which case the Buyer Indemnitees or the Seller Indemnitees, as the case may be, shall be entitled to recover all such Losses in excess of seven-tenths of one percent (0.7%) of the Base Purchase Price. The maximum aggregate amount of indemnifiable Losses which may be recovered for indemnification pursuant to Section 7(b)(i)(A), Section 7(b)(ii)(A) or Section 7(c)(i), as the case may be, shall be an amount equal to the Escrow Amount and which, in the case of any amounts owed by Principals or Sellers for indemnification pursuant to Section 7(b)(ii)(A), shall be satisfied in accordance with Section 7(g).

(ii) Notwithstanding anything herein to the contrary, the limitations set forth in Section 7(d)(i) shall not apply to claims based upon, arising out of, or with respect to any (A) breach of or inaccuracy in any Fundamental Representation or Statutory Representation, (B) breach of any covenant, agreement or obligation to be performed by Sellers contained in Section 5, (C) indemnification items set forth in Section 7(b)(ii)(B) through Section 7(b)(ii)(G) above, or (D) fraud, intentional misrepresentation or willful misconduct. The maximum aggregate amount of all indemnifiable Losses which may be recovered by Buyer Indemnitees pursuant to this Section 7 shall not exceed the Net Purchase Price; provided that this limitation shall not apply with respect to claims of fraud, intentional misrepresentation or willful misconduct.

(e) Calculation of Losses.

(i) Solely for the purpose of calculating the amount of any Losses arising out of, in connection with or resulting from any such breach or inaccuracy, any reference to “Material Adverse Effect” or “materiality” or similar qualifiers in such covenants, representations or warranties shall be disregarded.

(ii) The amount of any Losses subject to indemnification under this Section 7 shall be net of any amounts actually recovered by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor. If the Indemnified Party actually receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses or costs incurred by such Indemnified Party by reason of making such claim or collecting such amount.

(iii) The Indemnifying Party shall not be liable under this Section 7 for any Losses relating to any matter if and only to the extent that there is included in the Closing Date Working Capital as reflected in the Closing Statement a specific liability or reserve for such matter.

(f) Indemnification Procedures.

(i) Matters Involving Third Parties.

(A) If any third party shall notify any Indemnified Party with respect to any matter (a “Third-Party Claim”) which may give rise to a claim for indemnification against an Indemnifying Party under this Section 7, then the Indemnified Party shall promptly (and in any event within twenty (20) business days after receiving notice of the Third-Party Claim) notify each Indemnifying Party thereof in writing, describing in reasonable detail the nature of the Third-Party Claim and, if applicable, the amount of claimed Losses. Failure to so timely notify shall not relieve the Indemnifying Party from its obligations hereunder unless (and solely to the extent) the Indemnifying Party is actually materially prejudiced as a result thereof.

(B) The Indemnifying Party will have the right, at any time within twenty (20) business days of being notified by the Indemnified Party of such Third-Party Claim, to assume and thereafter conduct the defense of the Third-Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; provided that (1) the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing its obligation to indemnify the Indemnified Party to the full amount of any Losses in connection with such Third-Party Claim and to discharge any Losses incurred or to be incurred by the Indemnified Party with respect to such Third-Party Claim, and (2) the

Indemnifying Party conducts such defense actively and diligently; and provided further, that the Indemnifying Party will not have the right to assume the defense of a Third-Party Claim (a) if such claim principally seeks injunctive relief against Target or any of its Affiliates (including Buyer); (b) if such claim relates to matters involving criminal conduct or any claim by a Governmental Entity; or (c) if such claim would reasonably be expected to damage or impair any Indemnified Party’s or its Affiliate’s business relationships with any of such Person’s material customers, suppliers, vendors or other service providers. If the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with this Section 7(f)(ii)(B), then (I) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim, and (II) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld, delayed or conditioned), unless the judgment or proposed settlement involves only the payment of money damages in an amount less than the limitations, if any, provided under Section 7(d) with respect to the Indemnifying Party’s indemnification obligations under this Section 7, and does not involve any admission of fault or violation of Law by or on behalf of the Indemnified Party.

(C) Unless and until an Indemnifying Party completely assumes the defense of the Third-Party Claim as provided in Section 7(f)(ii)(B), or if the Indemnifying Party fails to diligently conduct the defense of such Third-Party Claim or is not permitted to assume the defense of such Third-Party Claim, the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate, with the Indemnifying Party responsible for all reasonable costs incurred in connection therewith (including reasonable fees and expenses of counsel).

(D) In no event will the Indemnified Party consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably withheld, delayed or conditioned).

(ii) With respect to any indemnification sought by an Indemnified Party from the Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party shall, as promptly as practical, provide written notice to the Indemnifying Party (and the Escrow Agent, if the Indemnifying Party is a Principal or Seller) of any claim with respect to which the Indemnified Party believes it is or may be entitled to indemnification pursuant to the terms hereof (an “Indemnity Notice”). The Indemnity Notice shall describe in commercially reasonable detail the nature of the claim, the Indemnified Party’s reasonable estimate of the amount of Losses attributable to such claim to the extent known and the basis of the Indemnified Party’s request for indemnification under this Section 7. Failure to so timely notify shall not relieve the Indemnifying Party from its obligations hereunder unless (and solely to the extent) the Indemnifying Party is actually materially prejudiced as a result thereof. The Indemnifying Party shall respond to each such claim within twenty (20) days of receipt of such Indemnity Notice. If the Indemnifying Party does not notify the Indemnified Party (and the Escrow Agent, if the Indemnifying Party is a Principal or Seller) within twenty (20) days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, then the Indemnifying Party shall be deemed to have accepted and agreed with such claim, and such Indemnifying Party shall pay to the Indemnified Party the amount of Losses specified in the Indemnity Notice (subject to the limitations contained in this Section 7) pursuant to the terms hereof.

(iii) Notwithstanding anything to the contrary herein, this Section 7(f) shall not apply to claims solely in respect of Taxes, which shall be exclusively governed by Section 6.

(g) Escrow. Any amounts owed by Principals or Sellers for indemnification to Buyer pursuant to Section 7(b)(ii) shall be satisfied as follows: (i) first as a payment by the Escrow Agent from the Escrow Fund, and (ii) second, as a claim against any Principal or Seller, limited to the extent of their liability as herein provided.

(h) Tax Treatment of Indemnity Payments. Sellers and Buyer agree to treat any indemnity payment made pursuant to Section 7 as an adjustment to the Purchase Price for federal, state, local and foreign Tax purposes to the extent permitted by applicable Law.

(i) Tax Benefit. Any payment made by any Indemnifying Party hereunder shall be paid net of any Tax benefit for state Income Taxes (whether by refund, overpayment, credit, or reduction in Taxes otherwise payable) actually realized (determined on a with and without basis) by an Indemnified Party and any tax cost actually incurred as a result of the receipt of any indemnity payment by an Indemnified Party. The Parties shall use commercially reasonable efforts to structure indemnity payments to avoid incurring Tax liabilities on the receipt thereof.

(j) Exclusive Remedy. The Parties acknowledge and agree that except for injunctive or other equitable relief (including specific performance) or instances of fraud, intentional misrepresentation or willful misconduct, the foregoing indemnification provisions in this Section 7 shall be the exclusive remedy of the Parties at law or in equity with respect to the representations, warranties and covenants of the Parties pursuant to this Agreement.

SECTION 8. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Buyer, Sellers’ Representative and Target;

(b) by Buyer by delivery of written notice to Target and Sellers’ Representative, if:

(i) Buyer is not then in material breach of any provision of this Agreement and there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Target, Principals or Sellers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 2(d)(iii) and such breach, inaccuracy or failure has not been cured by Target, Principals, or Seller(s), as applicable, within five (5) days of Sellers’ Representative’s receipt of written notice of such breach from Buyer; or

(ii) any of the conditions set forth in Section 2(d)(i) or Section 2(d)(iii) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by September 30, 2017, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c) by Sellers’ Representative by delivery of written notice to Buyer if:

(i) No Seller, Principal or Target is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 2(d)(ii) and such breach, inaccuracy or failure has not been cured by Buyer within five (5) days of Buyer’s receipt of written notice of such breach from Sellers’ Representative; or

(ii) any of the conditions set forth in Section 2(d)(i) or Section 2(d)(ii) shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by September 30, 2017, unless such failure shall be due to the failure of a Seller, Principal or Target to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(d) by Buyer or Sellers’ Representative in the event that (i) there shall be any Law that makes consummation of Transaction illegal or otherwise prohibited or (ii) any Governmental Entity shall have issued a Governmental Order restraining or enjoining the Transaction, and such Governmental Order shall have become final and non-appealable; or

(e) by Buyer or Sellers’ Representative in the event that enforcement action or further investigation has been taken by a Governmental Entity prior to the expiration of the applicable waiting period under the HSR Act, which action or investigation is not resolved within ninety (90) days from the date of receipt by the Parties of notice of such action or investigation.

SECTION 9. APPOINTMENT OF SELLERS’ REPRESENTATIVE.

(a) Effective as of the date hereof, each Seller, for himself, herself or itself, and for his, her or its respective successors and assigns, shall irrevocably make, constitute and appoint Donald D. Welch, II, to act on his or her behalf with respect to certain aspects of the Transaction (“Sellers’ Representative”) pursuant to Sellers’ Representative Agreement in substantially the form attached hereto as Exhibit F.

(b) Buyer Indemnitees will incur no liability of any kind with respect to any action or omission by Sellers’ Representative in connection with Sellers’ Representative’s performance of its obligations pursuant to this Agreement, the Escrow Agreement or the Sellers’ Representative Agreement, including, without limitation, with respect to any payments made by or on behalf of Buyer to which Sellers are entitled.

(c) Notwithstanding that Target has been represented by the law firm of Devine, Millimet & Branch, Professional Association (the “Firm”) in connection with the preparation, negotiation and execution of this Agreement, the Escrow Agreement and the Sellers’ Representative Agreement, Buyer and Sellers agree that the Firm may represent Sellers’ Representative, Sellers and/or their Affiliates in matters related to the Purchase Agreement, the Escrow Agreement and the Sellers’ Representative Agreement including, without limitation, in respect of any indemnification claims pursuant to Section 7 hereof. Target and Sellers’ Representative, on behalf of itself, himself or herself, as applicable, and its, hers or his Affiliates, and Sellers, hereby jointly and severally acknowledge, that each has had an opportunity to ask for and has obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation, and each hereby irrevocably waives any conflict arising out of such future representation. Sellers acknowledge that the Firm does not represent any of the individual parties in connection with the Purchase Agreement, the Escrow Agreement and the Sellers’ Representative Agreement and that the Firm has been retained solely to represent the interests of Target.

SECTION 10. MISCELLANEOUS.

(a) Press Releases and Public Announcements. No Party shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transaction without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law (such as securities Laws governing Buyer and its Affiliates) or by any applicable listing agreement with a national securities exchange as determined in the good-faith judgment of the Party proposing to make such release (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Parties, including providing the other Parties with a reasonable opportunity under the circumstances to review and comment upon such press release or other public announcement).

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Buyer Indemnitees and the Seller Indemnitees.

(c) Entire Agreement. This Agreement (including the documents referred to herein, including the Escrow Agreement and the Sellers’ Representative Agreement) constitutes the entire agreement between and among the Parties and supersedes any prior or contemporaneous understandings, agreements, or representations by or among the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of Buyer and Sellers’ Representative; provided that Buyer may assign this Agreement and/or its rights and obligations hereunder to any Affiliate or any lender without such approval, provided, however, Buyer shall remain contractually liable for any of its obligations hereunder.

(e) Counterparts. This Agreement may be executed in one (1) or more counterparts (including by means of .pdf), each of which shall be deemed an original but all of which together will constitute one (1) and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one (1) business day after being sent to the recipient by electronic mail (with confirmation of receipt), or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Target Prior to Closing:
Globe Holding Company, LLC 37 Loudon Road Pittsfield, New Hampshire 03263 Attention: Donald D. Welch, II, President Email: donw@globefiresuits.com

Copy to (which shall not constitute notice):
Devine, Millimet & Branch, Professional Association 111 Amherst Street Manchester, New Hampshire 03101 Attention: Steven Cohen Email: scohen@devinemillimet.com

If to Sellers’
Representatives:	Donald D. Welch, II 68 Knox Road Bow, New Hampshire 03304 Email: donw@globefiresuits.com

Copy to (which shall not constitute notice):
Devine, Millimet & Branch, Professional Association 111 Amherst Street Manchester, New Hampshire 03101 Attention: Steven Cohen Email: scohen@devinemillimet.com

If to any Seller:	To the address of each Seller as set forth in Exhibit D hereto.

Copy to (which shall not constitute notice):
Devine, Millimet & Branch, Professional Association 111 Amherst Street Manchester, New Hampshire 03101 Attention: Steven Cohen Email: scohen@devinemillimet.com

If to Buyer:
MSA—The Safety Company 1000 Cranberry Woods Drive Cranberry Township, PA 16066 Attention: Chief Legal Officer Email: douglas.mcclaine@msasafety.com

Copies to (which shall not constitute notice):
Reed Smith LLP Three Logan Square, Suite 3100 1717 Arch Street Philadelphia, PA 19103 Attention: Paul J. Jaskot Email: pjaskot@reedsmith.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(i) Consent to Jurisdiction.

(i) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTION MAY BE INSTITUTED IN THE CHANCERY COURT OF THE STATE OF DELAWARE, AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(ii) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

(j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Sellers’ Representative and either specifically references this Section 10(j) or clearly states that it is the intent of Buyer and Sellers’ Representative to amend this Agreement. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver (or by Sellers’ Representative on behalf of one or more Seller(s)), nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

(k) Severability. Any term or provision of this Agreement that is judicially determined by a court of competent jurisdiction and venue to be invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(l) Expenses. Except as otherwise expressly provided in this Agreement or in any other agreement contemplated hereby, each Seller, Buyer, and Target shall bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the Transaction. Buyer shall pay all filing fees payable under the HSR Act.

(m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean “including without limitation”.

(n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(o) Disclosure Schedules. The Parties agree as follows: (i) the Disclosure Schedules will be arranged in sections corresponding to the lettered and numbered sections contained in Section 3 and Section 4; (ii) all agreements, items, conditions and other matters contained in each section or subsection of the Disclosure Schedules are exceptions (as applicable) to the representations and warranties contained in the corresponding section or subsection of this Agreement; (iii) where appropriate any disclosure in any section or subsection in the Disclosure Schedules shall be deemed to disclose an exception to a representation or warranty contained in any other section or subsection of this Agreement to the extent the relevance of such exception to such other section or subsection is reasonably apparent on its face; (iv) disclosure of any matter in the Disclosure Schedules shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement; (v) to the extent that any representation or warranty set forth in this Agreement is qualified by the materiality of the matter(s) to which the representation or warranty relates, the inclusion of any matter in the Disclosure Schedules does not constitute a determination by Sellers that any such matter is material; and (vi) the disclosure of any information concerning a matter in the Disclosure Schedules does not imply that any other, undisclosed matter that has a greater significance or value is material.

(p) Specific Performance. Each Party acknowledges and agrees that the other Parties will have no adequate remedy at law and may suffer irreparable damage if any of the obligations of such Party under this Agreement were breached or not performed in accordance with their specific terms. Accordingly, each Party agrees that the other Parties shall have the right, in addition to any other rights which it may have at law or in equity, to specific performance and equitable injunctive relief if the first Party shall fail or threaten to fail to perform any of its obligations contained in this Agreement.

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BUYER:

MSA WORLDWIDE, LLC

By:	/s/ William M. Lambert
Name:	William M. Lambert
Title:	Chairman and Chief Executive Officer

Signature Page to

Membership Interest Purchase Agreement

TARGET:

GLOBE HOLDING COMPANY, LLC

By:	/s/ Donald D. Welch, II
Name:	Donald D. Welch, II
Title:	President

Signature Page to

Membership Interest Purchase Agreement

SELLERS’ REPRESENTATIVE:

/s/ Donald D. Welch, II
Donald D. Welch, II

Signature Page to

Membership Interest Purchase Agreement

PRINCIPALS:

/s/ Donald D. Welch, II
Donald D. Welch, II

/s/ George E. Freese, III
George E. Freese, III

/s/ Robert A. Freese
Robert A. Freese

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ George E. Freese, III
George E. Freese, III, Trustee of The George E. Freese, III Revocable Trust

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ George E. Freese, III
George E. Freese, III, Trustee of The George E. Freese, III Irrevocable Grantor Trust - 2012

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Robert A. Freese
Robert A. Freese, Trustee of The Robert A. Freese Trust – 1997

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Robert A. Freese
Robert A. Freese, Trustee of The Robert A. Freese Irrevocable Grantor Trust – 2012

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Sharon K.F. Welch
Sharon K.F. Welch, Trustee of The Sharon K.F. Welch Trust - 1997

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Sharon K.F. Welch Qualified Annuity Trust - 2012
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Donald D. Welch
Donald D. Welch, Trustee of The Donald D. Welch, II Trust - 1997

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Donald D. Welch, II Qualified Annuity Trust - 2012
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Karen E. Foxworth
Karen E. Foxworth

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ David J. Kristoferson
David J. Kristoferson

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ John S. Kristoferson
John S. Kristoferson

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Susan L. Kristoferson
Susan L. Kristoferson

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Elizabeth K. Moore
Elizabeth K. Moore

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Jette D. Welch Irrevocable Trust – 1
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Lexie M. Welch Irrevocable Trust – 1
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Sierra G. Welch Irrevocable Trust – 1
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Jette D. Welch Irrevocable Trust – 2
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Lexie M. Welch Irrevocable Trust – 2
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

SELLERS:

/s/ Christopher Martin
Concord Trust Company, Trustee of The Sierra G. Welch Irrevocable Trust – 2
By:	Christopher Martin
, its duly
	Authorized	Principal

Signature Page to

Membership Interest Purchase Agreement

EXHIBIT F

SELLERS’ REPRESENTATIVE AGREEMENT

THIS SELLERS’ REPRESENTATIVE AGREEMENT (this “Agreement”) is entered into this          day of                     , 2017, by and among each of the members of Globe Holding Company, LLC, a New Hampshire limited liability company (the “Company”) as set forth on the attached Exhibit A, which is incorporated herein by reference (each such party, an “Interested Party” or “Seller” and collectively, the “Interested Parties”), and Donald D. Welch, II, individually, and any successor Sellers’ Representative appointed pursuant to the terms hereof (“Sellers’ Representative”) (Sellers’ Representative and the Interested Parties are sometimes herein referred to individually as a “Party” and collectively as the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement (as defined herein).

W I T N E S S E T H

WHEREAS, pursuant to that certain Membership Interest Purchase Agreement by and among MSA Worldwide, LLC, a Pennsylvania limited liability company (“Buyer”), the Company, Sellers’ Representative, the Principals and Sellers, dated                                  , 2017 (the “Purchase Agreement”), Buyer is acquiring all of the outstanding membership interests of the Company from Sellers (the “Equity Sale”); and

WHEREAS, the Interested Parties, which are referred to as Sellers in the Purchase Agreement, are the owners of all of the issued and outstanding membership interests of the Company being sold to Buyer pursuant to the Purchase Agreement;

WHEREAS, in connection with the Purchase Agreement and by their signatures hereto, each Interested Party hereby appoints Sellers’ Representative, who is also an Interested Party, as his, her or its representative, agent and attorney-in-fact, hereby assigns to Sellers’ Representative all of the rights to negotiate, pursue, enforce and settle contracts, contract rights, benefits, claims or other causes of action that may arise in favor of the Interested Parties as Sellers, and hereby authorizes Sellers’ Representative to take any and all actions and make any and all decisions required or permitted to be taken by Sellers’ Representative pursuant to this Agreement, the Purchase Agreement or the Escrow Agreement; and

WHEREAS, Sellers’ Representative hereby accepts this appointment subject to the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Purpose. The purpose of this Agreement and the appointment of Sellers’ Representative is to: (a) provide a mechanism for the Interested Parties to negotiate, enforce, dispute, settle and collect all of their rights, benefits, claims or other causes of action that may arise pursuant to the Purchase Agreement, the Escrow Agreement or any ancillary agreements thereto (collectively, the “Rights”) and any and all payments due to or due from the Interested

Parties arising from or related to the sale of their membership interests to Buyer pursuant to the Purchase Agreement and the Escrow Agreement including, without limitation, funds from the Escrow Amount; (b) provide a reserve of funds for the payment of all claims, expenses, charges, liabilities, debts, obligations and professional fees of the Interested Parties arising from or related to the Purchase Agreement including, but not limited to, the Rights; and (c) grant Sellers’ Representative the authority to take any and all actions and to make any decisions required or permitted to be taken by Sellers’ Representative pursuant to this Agreement, the Purchase Agreement or the Escrow Agreement, or in connection with any of the foregoing.

2. Appointment of Sellers’ Representative.

(a) Appointment. By executing this Agreement, each Interested Party hereby irrevocably constitutes and appoints Sellers’ Representative as such Interested Party’s attorney-in-fact and agent, with full power of substitution as herein provided, to take any and all actions and make any decisions required or permitted to be taken by Sellers’ Representative pursuant to this Agreement, the Purchase Agreement or the Escrow Agreement, to negotiate, execute and deliver any and all documents or agreements arising from the Escrow Agreement or the Purchase Agreement, other than this Agreement, on behalf of each Interested Party, to enforce and deal with the Rights in a commercially reasonable manner and to act for and on behalf of such Interested Party with respect to any indemnification claim or other matter arising pursuant to this Agreement, Purchase Agreement or the Escrow Agreement. Each Interested Party acknowledges and agrees that the appointment of Sellers’ Representative for such Interested Party is coupled with an interest and may not be revoked.

Sellers’ Representative (i) accepts his appointment and authorization to act as attorney-in-fact and agent on behalf of the Interested Parties in accordance with the terms of this Agreement, and (ii) agrees to perform his obligations hereunder in his capacity as Sellers’ Representative in good faith and otherwise to comply with this Agreement, the Purchase Agreement, the Escrow Agreement and any other agreement to which Sellers’ Representative is a party relating to the Equity Sale in such capacity. Each Interested Party fully and completely, without restrictions, agrees to be bound by all notices received and agreements and determinations made by and documents executed and delivered by or to Sellers’ Representative pursuant to this Agreement, the Purchase Agreement and the Escrow Agreement, and authorizes Sellers’ Representative to: (A) negotiate, enforce, settle and collect upon the Rights; (B) dispute or refrain from disputing any indemnification claim made by any Buyer Indemnitee pursuant to Section 7 of the Purchase Agreement; (C) negotiate, settle and compromise any dispute which may arise pursuant to Section 7 of the Purchase Agreement and sign any releases or other documents with respect to any such dispute, remedy or settlement; (D) exercise or refrain from exercising any remedies available to the Interested Parties pursuant to the Purchase Agreement; (E) dispute or refrain from disputing any claim made by Buyer or the Company arising out of, resulting from, or relating to the Purchase Agreement, including with respect to the calculation of the Post-Closing Adjustment Amount, or in connection with or arising from the Escrow Agreement; (F) provide and obtain notices, consents, instructions, and communications permitted or required pursuant to this Agreement, the Purchase Agreement, the Escrow Agreement, or any other agreement, document or instrument entered into or executed in connection herewith or therewith, for and on behalf of any Interested Party (except to the extent that any such agreement, document or instrument expressly contemplates that any such notice, consent or communication shall be given or received by each Interested Party individually and not by Sellers’ Representative); (G) waive any term, condition or provision contained in the Purchase Agreement, the Escrow Agreement, or any other agreement, document or instrument entered into or executed in connection therewith; (H) engage and consult with any Experts (as hereinafter defined) selected by Sellers’ Representative; (I) review and determine any statements and documents related to the Closing Statement and any Post-Closing Adjustment Amount and cooperate and work with Buyer regarding such review and determination; (J) receive and collect payments from Buyer and the Escrow Agent arising from the Purchase Agreement and the Escrow Agreement including, without limitation, the Post-Closing Adjustment Amount and all or any portion of the Escrow Amount, as applicable, and coordinate and make distributions of such payments to the Interested Parties; (K) authorize payments to Buyer, including, without limitation, the Post-Closing Adjustment Amount and all or any portion of the Escrow Amount; (L) enter into agreements, settlements and compromises regarding the calculation and determination of the Post-Closing Adjustment Amount and the Escrow Amount; (M) amend the Purchase Agreement (other than Section 9) or the Escrow Agreement; (N) terminate the Purchase Agreement in accordance with Section 8 of the Purchase Agreement; and (O) give such instructions and do, or refrain from doing, such other things as Sellers’ Representative, in his sole and absolute discretion, deems necessary or appropriate to carry out the provisions of this Agreement, the Purchase Agreement, and the Escrow Agreement, all of which shall be final and binding upon the Interested Parties.

(b) Actions by Sellers’ Representative. Sellers’ Representative is hereby authorized to act independently and shall have authority to take action and to execute and deliver any and all documents, agreements, instruments, and certificates as he deems necessary or appropriate in furtherance of his obligations hereunder.

(c) Binding Effect. All such actions taken by Sellers’ Representative within the authority provided by this Agreement shall (i) be deemed to be facts ascertainable outside the Agreement and shall be binding on the Interested Parties as a matter of contract law, and (ii) be binding upon all Interested Parties as if expressly confirmed and ratified in writing by each of them and no Interested Party shall have the right to object, dissent, protest, appeal or otherwise contest the same. Buyer and its Affiliates and Representatives and the Escrow Agent shall be entitled to rely on the appointment of Sellers’ Representative and may treat Sellers’ Representative as the duly appointed irrevocable attorney-in-fact of each Interested Party and as having the duties, power and authority provided for in this Section 2. Buyer and its Affiliates and Representatives and the Escrow Agent shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Interested Party by Sellers’ Representative and on any action or decision of Sellers’ Representative. The Interested Parties shall be bound by all actions taken and by all documents executed by Sellers’ Representative pursuant to this Agreement.

3. Limitation of Liability; Expense Fund.

(a) Indemnification. Sellers’ Representative will incur no liability of any kind with respect to any action or omission by Sellers’ Representative in connection with Sellers’ Representative’s services pursuant to this Agreement, the Purchase Agreement or the Escrow

Agreement, except in the event of liability directly resulting from Sellers’ Representative’s fraud, bad faith, gross negligence or willful misconduct. Sellers’ Representative may act in reliance upon any signature of an Interested Party believed by him to be genuine and may reasonably assume that such person has proper authorization to sign on behalf of the applicable party. In all questions arising pursuant to the Purchase Agreement and the Escrow Agreement, Sellers’ Representative may rely on the advice of Experts (as defined herein) and Sellers’ Representative will not be liable to any Interested Party for any action or omission by Sellers’ Representative taken by him based on such advice and reliance thereon.

The Interested Parties shall jointly indemnify, defend and hold harmless Sellers’ Representative from and against any and all loss, liability, damage, claim, penalty, fine, forfeiture, action, or expense (including the reasonable fees and expenses of counsel and Experts and their respective staff and all expense of document location, duplication and shipment) (collectively, the “Losses”) arising out of or in connection with Sellers’ Representative’s actions taken pursuant to the Purchase Agreement or the Escrow Agreement, in each case as such Loss is suffered or incurred; provided, that if any such Loss is finally adjudicated by a court of competent jurisdiction and venue to have been caused by the fraud, bad faith, gross negligence or willful misconduct of Sellers’ Representative, then Sellers’ Representative will reimburse the Interested Parties the amount of such indemnified Loss attributable to such fraud, bad faith, gross negligence or willful misconduct. If not paid directly to Sellers’ Representative by the Interested Parties, then any such Losses may be recovered by Sellers’ Representative from: (i) the funds in the Expense Fund (as hereinafter defined), and/or (ii) the amounts held by the Escrow Agent at such time as remaining amounts would otherwise be distributable to the Interested Parties therefrom; provided, that while this Section 3 allows Sellers’ Representative to be paid and reimbursed from the Expense Fund and the funds held by the Escrow Agent, this does not relieve the Interested Parties from their obligation to promptly pay such Losses as they are suffered or incurred, nor does it prevent Sellers’ Representative from seeking any remedies available to him at law, in equity or otherwise in connection therewith. The Interested Parties acknowledge and agree that the foregoing indemnification provisions shall survive the resignation or removal of Sellers’ Representative or the termination of this Agreement. Except as otherwise set forth in this Agreement, the Purchase Agreement or the Escrow Agreement, the Parties hereto agree that to the extent that Sellers’ Representative receives documents, spreadsheets or other forms of information from any person which Sellers’ Representative is required to deliver to another person, Sellers’ Representative shall not be responsible for the content of such materials, nor shall Sellers’ Representative be responsible for confirming the accuracy of any information contained in such materials or for reconciling the content of any such materials with any other documents, spreadsheets or other information. Except as otherwise set forth in this Agreement, the Purchase Agreement or the Escrow Agreement, in no event shall Sellers’ Representative be liable to any Interested Party for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), regardless of whether or not any such damages were foreseeable or contemplated and even if Sellers’ Representative has been advised of the likelihood of such loss or damage, or for losses due to an inability to perform his obligations pursuant to this Agreement due to acts of God, illness, death or disability, electrical outages, equipment or transmission failure (including, email or facsimile failure), or other causes reasonably beyond his reasonable control.

(b) Expense Fund. Upon the execution of this Agreement, the Interested Parties will transfer into a separate account held by Sellers’ Representative Five Hundred Thousand Dollars ($500,000) (the “Expense Fund”), which will be used to pay any third party expenses pursuant to the Purchase Agreement or this Agreement including, without limitation, in connection with the enforcement of the Rights and the collection of any amounts payable to Sellers pursuant thereto. The Interested Parties will not receive any interest or earnings on the Expense Fund and hereby irrevocably transfer and assign to Sellers’ Representative any ownership and contract rights that they may otherwise have had in any such interest or earnings. Sellers’ Representative will not be liable for any loss of principal of the Expense Fund other than as a result of his gross negligence or willful misconduct. For tax purposes, the Expense Fund will be treated as having been received and voluntarily set aside by the Interested Parties at the time of execution of this Agreement.

(c) Release and Replenishment of the Expense Fund. Sellers’ Representative may, as he deems appropriate and in his sole and absolute discretion, from time to time make interim distributions of the income and principal of the funds held in the Expense Fund to the Interested Parties; provided, however, that any part or all of the net income and other available cash assets held in the Expense Fund or received from the Escrow Amount into the Expense Fund may be retained by Sellers’ Representative in the Expense Fund to the extent that Sellers’ Representative deems, in good faith, that such retention is reasonably necessary to satisfy the purpose and requirements of Sections 1 and 2 hereof. In the event that the Expense Funds are depleted and require additional funds to carry out the purposes as set forth herein, to meet the obligations, or to make any expenditure authorized by this Agreement, Sellers’ Representative may notify the Interested Parties and any Interested Party may, but shall not be obligated to, loan such funds to Sellers’ Representative to replenish the Expense Funds. Any loan made pursuant to this Section 3 (a “Voluntary Loan”), unless otherwise agreed to in writing, shall be evidenced by a promissory note and shall bear interest at such rate as the lending Interested Party shall determine and shall be repaid out of the first funds available therefor and in any event prior to any distribution to any other Interested Party. In addition to a Voluntary Loan, Sellers’ Representative, acting on behalf of the Interested Parties, may borrow funds from third parties upon commercially reasonable terms and in such amounts as he deems necessary or appropriate to effectuate the terms of this Agreement. Notwithstanding the foregoing, as soon as practicable following the later of: (i) the release of the Escrow Amount; or (ii) Sellers’ Representative’s determination that all claims, expenses, charges, liabilities and obligations arising under the Purchase Agreement or this Agreement have been paid or discharged and that no further action is necessary or required with respect to the enforcement of the Rights and all Voluntary Loans (and other third party loans, if applicable) have been repaid, Sellers’ Representative shall release the balance of the Expense Funds and disburse such funds to the applicable Interested Parties in accordance with their percentage ownership as set forth on Exhibit A.

(d) Reporting. Sellers’ Representative shall report to the Interested Parties, at least annually, with regard to any activities arising from this Agreement, the Purchase Agreement and the balance of the Expense Fund including, but not limited to: (i) any fees, costs or expenses paid from the Expense Fund; (ii) any additional funds or assets added to the Expense Fund; (iii) any interim distributions made to the Interested Parties; and (iv) any other reasonable information for which Sellers’ Representative, in his sole and absolute discretion, determines is necessary or appropriate to report. As part of said report, Sellers’ Representative shall also advise as to his knowledge of any significant issues that may substantially and materially impact the value of any assets held in the Expense Fund or as related to the Purchase Agreement. Sellers’ Representative may submit such other reports for such interim periods during the taxable year as he deems advisable. As soon as practicable after the close of each taxable year, Sellers’ Representative shall also deliver any reports necessary for the Interested Parties to prepare and complete their individual federal and state tax returns.

4. Confidentiality; Privileged Information. Without the prior written consent of Sellers’ Representative, the Interested Parties will not disclose any communications or information which they have received from Sellers’ Representative unless required by law (after advance written notice to and consultation with Sellers’ Representative and legal counsel) and will only use such information in connection with consultation with Sellers’ Representative in accordance with this Agreement. In the event of a breach of this Section 4, monetary damages may not be an adequate remedy and Sellers’ Representative may pursue injunctive or other equitable relief. To the extent that any information exchanged between or among Sellers’ Representative and any Interested Party including, but not limited to, materials, communications or other information (“Privileged Material”) that may be subject to the attorney-client privilege, work product doctrine or any other applicable privilege or doctrine concerning any confidential information or any pending, threatened or prospective action, suit, proceeding, investigation, arbitration or dispute (a “Proceeding”), it is acknowledged and agreed that Sellers’ Representative and each of the Interested Parties intend to work together and consult with each other regarding such matters and shall have a commonality of interest with respect to such Privileged Material or Proceeding and that it is the mutual desire, intention and understanding of Sellers’ Representative and the Interested Parties that the sharing of such Privileged Material is not intended to, and shall not, affect the confidentiality of any of such Privileged Material or waive or diminish the continued protection of any of such Privileged Material under the attorney-client privilege, work product doctrine or other applicable privilege or doctrine. Notwithstanding anything contained in this Agreement to the contrary, Sellers’ Representative shall have the right to determine not to convey or exchange any particular Privileged Material if Sellers’ Representative determines, in his commercially reasonable discretion or upon the advice of legal counsel, that any such conveyance or exchange could jeopardize the confidential treatment of any such Privileged Material. Notwithstanding the foregoing, nothing in this Agreement shall constitute a waiver of the confidentiality provisions set forth in Section 6(e) of the Purchase Agreement, nor shall anything in this Agreement be construed to amend, modify or otherwise limit the confidentiality provisions set forth therein.

5. Third Party Expenses; Travel. In the event that Sellers’ Representative determines, in his sole discretion, to hire or retain any attorneys, accountants, agents or other subject matter experts or skilled professionals (collectively, “Experts”) or to incur any fees, costs or expenses (“Expenses”) in connection with any post-closing matters on the Interested Parties’ behalf, all such Expenses will be the sole responsibility of the Interested Parties, which shall be paid from the Expense Fund as set forth herein. In no event shall Sellers’ Representative, acting in his capacity as Sellers’ Representative (rather than an Interested Party) be personally responsible for the payment of any third party Expenses. In the event that any travel by either of Sellers’ Representative or his agent is reasonably required in connection with the performance of the obligations under the Purchase Agreement, the Escrow Agreement or this Agreement or either Sellers’ Representative or his agent directly pays any Expenses for which Sellers’

Representative is entitled to reimbursement, Sellers’ Representative will be promptly reimbursed from the Expense Fund. If Sellers’ Representative is required by the terms of the Purchase Agreement, the Escrow Agreement or this Agreement to make any payments or to perform any responsibilities requiring the expenditure of funds, then such payments and the reasonable costs of performing such responsibilities or engaging service providers to do so will be deemed approved third party Expenses for the purposes of this Agreement. For the avoidance of doubt, Sellers’ Representative, acting in his capacity as Sellers’ Representative (rather than as an Interested Party), shall in no event be required to risk or advance his own funds or to otherwise incur any financial liability in the performance of his duties or the exercise of his rights as Sellers’ Representative under this Agreement or the Purchase Agreement.

6. Successor Sellers’ Representatives. In the event that the initial Sellers’ Representative resigns, dies or becomes legally incapacitated, then Robert A. Freese shall accept appointment as the successor Sellers’ Representative and agrees to be bound by the terms hereof. In the event that Robert A. Freese resigns, dies or becomes legally incapacitated, then George E. Freese, III shall accept appointment as successor Sellers’ Representative and agrees to be bound by the terms hereof. If George E. Freese, III resigns, dies or becomes legally incapacitated, then notice shall be provided to the Interested Parties, the Company and Buyer, and the Interested Parties hereby agree to use commercially reasonable efforts, not to exceed thirty (30) days, to promptly take such actions necessary to cause one of the Interested Parties to be appointed as a successor Sellers’ Representative pursuant to the terms of this Agreement. If a successor Sellers’ Representative is not appointed from among the Interested Parties within such thirty (30) day period, the Interested Parties, shall, within a commercially reasonable period of time not to exceed thirty (30) days, appoint Fortis Advisors, or such other provider of post-closing shareholder representation services, as it determines in its reasonable discretion, as a successor Sellers’ Representative, with the fees and expenses of such Sellers’ Representative paid by the Interested Parties in accordance with Exhibit A. Any action taken by vote or written consent of those Interested Parties holding at least a majority ownership percentage as determined in accordance with Exhibit A shall be sufficient for such action to be approved.

7. Duration. At any time after the later of the following to occur: (a) the payment of all claims, expenses, charges, liabilities, debts and obligations of the Interested Parties arising from or related to this Agreement, the Escrow Agreement and the Purchase Agreement, as determined in the sole and absolute discretion of Sellers’ Representative, and (b) the collection and distribution of all of the funds owed to the Interested Parties arising from or related to this Agreement, the Escrow Agreement and the Purchase Agreement, as determined in the sole and absolute discretion of Sellers’ Representative, this Agreement may be terminated by Sellers’ Representative with the written consent of Buyer, which consent may not be unreasonably withheld, conditioned or delayed (“Termination”). Upon Termination, any and all assets and funds held by Sellers’ Representative in connection with this Agreement, including the Expense Funds, shall be distributed to the Interested Parties on a pro rata basis in accordance with Exhibit A, and this Agreement shall be terminated and Sellers’ Representative shall be fully released and discharged of all further duties hereunder without the requirement of any further action or notice to the Interested Parties or Buyer. Notwithstanding the foregoing, the Termination of this Agreement shall not relieve Sellers or Sellers’ Representative from their respective obligations under the Purchase Agreement or the Escrow Agreement.

8. Notices. Any notice or other communication by Sellers’ Representative to any Interested Party shall be deemed to have been sufficiently given, for all purposes, immediately if delivered via electronic mail (with delivery confirmation), personal delivery, commercial delivery service, three (3) days following registered or certified mail (return receipt requested), or immediately upon facsimile (with confirmation of receipt), in each case in accordance with the contact information set forth on the signature pages hereof (as may be updated by the Parties from time to time in writing in accordance with this Section 8).

9. Filing Documents. Notwithstanding anything herein to the contrary, this Agreement may be filed or recorded in such office, offices or a court of competent jurisdiction and venue as Sellers’ Representative may determine to be necessary or desirable to effectuate the intent and purpose of this Agreement. Upon written request to Sellers’ Representative, a copy of this Agreement and all amendments hereof, if any, shall be made available by Sellers’ Representative for inspection by any Interested Party or his or her duly authorized representative.

10. No Bond. No bond shall be required of Sellers’ Representative serving hereunder or of any successor Sellers’ Representative.

11. Relationship of Parties. This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership or joint venture of any kind for purposes of United States federal income tax laws or for any other purpose. The intent of the Parties hereto is to be bound by the contractual terms set forth in this Agreement.

12. Further Assurances. From time to time after the date hereof, the Interested Parties shall, at Sellers’ Representative’s request, (a) execute, acknowledge and deliver to Sellers’ Representative such other documents and instruments of conveyance, assignment, transfer, or otherwise, (b) perform such actions, and (c) provide such further assurances or information, all as Sellers’ Representative may reasonably require, to evidence or effectuate the intent or the performance by Sellers’ Representative of his obligations pursuant to this Agreement.

13. Severability. In the event that any provision of this Agreement or the application thereof to any person, entity or circumstances shall be finally determined by a court of proper and competent jurisdiction and venue to be invalid or unenforceable to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which is held invalid or unenforceable, shall not be affected thereby, and each other provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14. No Assignment; Third Party Beneficiaries. This Agreement and all the provisions hereof shall be binding upon, and shall inure to the benefit of, the Interested Parties and their respective successors, heirs, legal representatives and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Interested Parties without the prior written consent of Sellers’ Representative, which consent may not be unreasonably withheld, delayed or conditioned. Sellers’ Representative may not assign this Agreement or any of his rights, interests or obligations hereunder, except to a successor Sellers’ Representative, without prior written consent of Buyer and prior written notification to all Interested Parties. Buyer Indemnitees and the Escrow Agent are intended third party beneficiaries of this Agreement, each with rights to enforce this Agreement as if such party was an original party hereto.

15. Gender and Number. When the context so permits or requires, the singular shall include the plural and vice-versa for any word or phrase used herein, the masculine shall include the feminine and vice-versa, and words or phrases not otherwise defined herein shall be defined by reference to their usage and context.

16. Conflict Waivers.

(a) In favor of Sellers’ Representative. The Parties hereto acknowledge and understand that Sellers’ Representative is also an Interested Party and may be employed by Buyer, and the Parties hereto hereby consent to Sellers’ Representative acting in such capacity.

(b) Additional Conflicts. This Agreement outlines the immediate potential conflict of interest concerns as of the date hereof, however, if circumstances arise that Sellers’ Representative or the Firm do not contemplate as of the date hereof, but which may pose a conflict of interest, then all Parties will be notified immediately and those issues shall be resolved by the Parties in good faith.

17. Section Headings. Section headings are employed in this Agreement for reference purposes only and shall not constitute a part hereof or affect in any way the interpretation or meaning of this Agreement.

18. Modifications and Waivers. This Agreement or any provision, covenant, condition or limitation contained herein may not be changed, waived, modified, discharged, amended or terminated except by an instrument in writing of subsequent date hereto signed by Sellers’ Representative and those Interested Parties holding at least a majority ownership percentage as determined in accordance with Exhibit A and specifically referencing this Section 18; provided that Buyer provides its written consent to such change, waiver, modification, discharge, amendment or termination, which consent may not be unreasonably withheld, conditioned or delayed. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

19. Entire Agreement. This Agreement, together with the Purchase Agreement and the Escrow Agreement, sets forth the entire agreement and understanding of the Parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior or contemporaneous agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, with respect to the subject matter hereof.

20. Governing Law. This Agreement is made under, and shall be governed, construed and interpreted by, and in accordance with, the laws of the State of Delaware. The Parties hereto agree that any litigation concerning the subject matter of this Agreement shall be exclusively litigated in applicable Delaware federal or state courts of competent and proper jurisdiction and venue. The Parties agree to submit to such exclusive jurisdiction and venue for all purposes hereunder. Notwithstanding the foregoing, Sellers’ Representative may enforce this Agreement in any jurisdiction in which any Party threatens to breach or is in breach of this Agreement.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. All signatures to this Agreement may be transmitted by email or facsimile, and such email or facsimile will, for all purposes, be deemed to be the original signature of such Party whose signature it reproduces, and will be binding upon such Party.

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Signature pages follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Sellers’ Representative Agreement as of the date first hereinbefore set forth.

SELLERS’ REPRESENTATIVE:

Witness	Donald D. Welch, II

Address: 68 Knox Road
Bow, New Hampshire 03304

Facsimile:
Email:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

ACKNOWLEDGED AND AGREED TO AS POTENTIAL SUCCESSOR SELLERS’ REPRESENTATIVES BY:

Witness	Robert A. Freese

Address: 45 Russett Drive
Pittsfield, New Hampshire 03263

Facsimile:
Email:

Witness	George E. Freese, III

Address: 108 Winant Road
Pittsfield, New Hampshire 03263

Facsimile:
Email:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

INTERESTED PARTIES:

The George E. Freese, III Revocable Trust dated June 14, 2007

By:
Witness	Name: George E. Freese, III Its: Trustee

Address: 108 Winant Road – Box 123
Pittsfield, New Hampshire 03263

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

Robert A. Freese, Trust – 1997

By:
Witness	Name: Robert A. Freese Its: Trustee

Address: 45 Russett Drive
Pittsfield, New Hampshire 03263

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

Sharon K.F. Welch Trust – 1997

By:
Witness	Name: Sharon K.F. Welch Its: Trustee

Address: 68 Knox Road
Bow, New Hampshire 03304

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

Donald D. Welch, II Trust – 1997

By:
Witness	Name: Donald D. Welch, II,
Its: Trustee

Address: 68 Knox Road
Bow, New Hampshire 03304

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

George E. Freese, III Irrevocable Grantor Trust – 2012

By:
Witness	Name: George E. Freese, III, Its: Trustee

Address: 108 Winant Road – Box 123
Pittsfield, New Hampshire 03263

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

Robert A. Freese, Irrevocable Grantor Trust – 2012

By:
Witness	Name: Robert A. Freese Its: Trustee

Address: 45 Russett Drive
Pittsfield, New Hampshire 03263

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

Sharon K.F. Welch Qualified Annuity Trust – 2012

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 68 Knox Road
Bow, New Hampshire 03304

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

Donald D. Welch, II Qualified Annuity Trust – 2012

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 3 Executive Park Drive, Suite 302
Bedford, NH 03110

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

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The Jette D. Welch Irrevocable Trust – 1

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 3 Executive Park Drive, Suite 302
Bedford, NH 03110

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STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

The Jette D. Welch Irrevocable Trust – 2

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 3 Executive Park Drive, Suite 302
Bedford, NH 03110

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

The Lexie M. Welch Irrevocable Trust – 1

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 3 Executive Park Drive, Suite 302
Bedford, NH 03110

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

The Lexie M. Welch Irrevocable Trust – 2

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 3 Executive Park Drive, Suite 302
Bedford, NH 03110

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

The Sierra G. Welch Irrevocable Trust – 1

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 3 Executive Park Drive, Suite 302
Bedford, NH 03110

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

The Sierra G. Welch Irrevocable Trust – 2

By:
Witness	Name: Concord Trust Company Its: Trustee

Address: 3 Executive Park Drive, Suite 302
Bedford, NH 03110

Facsimile:
Email:

STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                              , the                                               of Concord Trust Company, the trustee of                                              , on behalf of said trust.

Notary Public in and for the State of

Print Name:
My Commission Expires:

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]

Witness	Susan L. Kristoferson

Address: 101202 Blacklock Way (Fed Ex or UPS) PO Box 373 (all mail) Turner Valley, AB TOL 2A0 Canada

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STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                                      .

Notary Public in and for the State of

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My Commission Expires:

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Witness	John S. Kristoferson

Address: 912 Chiquita Drive Denton, Texas 76205

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STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                                      .

Notary Public in and for the State of

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My Commission Expires:

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Witness	David J. Kristoferson

Address: 5 Alberto DuMont Cove Georgetown, Texas 78626

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STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                                      .

Notary Public in and for the State of

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My Commission Expires:

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Witness	Karen E. Foxworth

Address: 4119 Ridgeline Drive Austin, Texas 78731

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STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                                      .

Notary Public in and for the State of

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My Commission Expires:

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Witness	Elizabeth K. Moore

Address: 708 Ashley Place Murphy, Texas 75094

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STATE OF

COUNTY OF

This instrument was acknowledged before me on this              day of June, 2017, by                                                      .

Notary Public in and for the State of

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My Commission Expires:

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ACKNOWLEDGED AND AGREED TO: GLOBE HOLDING COMPANY, LLC (THE “COMPANY”)

By:
Witness	Name:	Donald D. Welch, II
	Its:	President

	Address:	37 Loudon Road
Pittsfield, New Hampshire 03263

[SIGNATURE PAGE TO SELLERS’ REPRESENTATIVE AGREEMENT]